UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

SCHEDULE 14A

______________

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

DYCOM INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYCOM INDUSTRIES, INC.

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 26, 2013

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) will be held at 11:00 a.m., local time, on Tuesday, November 26, 2013, at the corporate offices of Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 402, Palm Beach Gardens, Florida 33408.

At the Annual Meeting, you will be asked to:

1.

Elect two directors named in the proxy statement;

2.

Vote on the reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan;

3.

Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014;

4.

Approve a non-binding advisory vote on the compensation of the Company’s named executive officers; and

5.

Transact such other business as may properly be brought before the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

The Board of Directors has fixed the close of business on Friday, October 4, 2013, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Richard B. Vilsoet
Vice President, General Counsel and Secretary

Palm Beach Gardens, Florida

October 17, 2013

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend in person, it is important that your shares be represented and voted. Please review the Company’s proxy materials and submit your voting instructions by telephone or through the Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Instructions for each type of voting are included in the Notice Regarding the Availability of Proxy Materials that you received and in this Proxy Statement. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of October 4, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2013

The Notice, Proxy Statement and 2013 Annual Report to Shareholders are available on the Internet at www.proxyvote.com

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1 — ELECTION OF DIRECTORS	5
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION	8
Board Leadership Structure	8
Board Role in Risk Oversight	8
Shareholding Requirements and Stock Ownership Guidelines	9
Board Meetings and Attendance	9
Board Independence	9
Committees of the Board	9
Code of Ethics for Senior Financial Officers and Business Code of Conduct and Ethics	11
Executive Sessions of Non-Management Directors	11
Communications with the Board of Directors	12
Director Candidates	12
Stock Ownership Guidelines for Non-Employee Directors	13
Compensation Committee Interlocks and Insider Participation	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Compensation Committee Report	33
Summary Compensation Table	34
Grant of Plan-Based Awards Table	35
Narrative Accompanying Grant of Plan-Based Awards Table	36
Outstanding Equity Awards Table	37
Option Exercises and Stock Vested Table	38
Potential Payments Upon Termination of Employment or Change of Control	39
Employment and Separation Agreements	40
EQUITY COMPENSATION PLAN INFORMATION	46
DIRECTOR COMPENSATION	46
Compensation of Non-Employee Directors	46
Director Compensation Table	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50
AUDIT COMMITTEE REPORT	51
PROPOSAL 2 — REAPPROVAL OF THE PERFORMANCE GOALS FOR THE DYCOM INDUSTRIES, INC. 2009 ANNUAL INCENTIVE PLAN	52
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR	55
Principal Accounting Firm Fees	55
Audit Committee Pre-Approval of Audit and Non-Audit Services	55
PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	56
ADDITIONAL INFORMATION	57
Proposals for Fiscal Year 2014 Annual Meeting of Shareholders	57
Expenses of Solicitation	57
Other Matters	57
Notice of Internet Availability of Proxy Materials	57
APPENDIX A — Dycom Industries, Inc. 2009 Annual Incentive Plan	A-1
APPENDIX B — Supplemental Information about Fiscal 2013 Overview	B-1

DYCOM INDUSTRIES, INC.

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, November 26, 2013

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, November 26, 2013, at the corporate offices of Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 402, Palm Beach Gardens, Florida 33408, at 11:00 a.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are being distributed or otherwise furnished to shareholders on or about October 17, 2013.

Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials this year instead of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to furnish its proxy materials to shareholders by providing access to these documents over the Internet.  Accordingly, on October 17, 2013, the Company sent a Notice Regarding the Availability of Proxy Materials to shareholders of record and beneficial owners. You have the ability to access the proxy materials on a website referred to in such Notice or request to receive a printed set of the proxy materials free of charge.

What will I be voting on?

The proposals to be voted on at the Annual Meeting are the following:

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The election of two directors named in this Proxy Statement;

•

Reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan;

•

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014; and

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Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers.

Who may vote?

You may vote if you owned common stock of the Company as of the close of business on October 4, 2013, the record date for the Annual Meeting. Each share of the Company’s common stock is entitled to one vote on each matter to be voted on. As of the record date, there were 33,642,163 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting based on the records of the Company’s registrar and transfer agent, American Stock Transfer & Trust Company.

Who may attend the Annual Meeting?

All shareholders of record at the close of business on October 4, 2013, or their duly appointed proxies, may attend the Annual Meeting. Please be prepared to present valid photo identification for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to attend the Annual Meeting, you will need to bring a copy of a statement reflecting your share ownership as of the October 4, 2013 record date for the Annual Meeting and check in at the registration desk at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:

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“FOR” the two nominees named in this Proxy Statement for election to the Board of Directors;

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“FOR” the reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan;

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“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014; and

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“FOR” the approval of the non-binding advisory vote to approve the Company’s named executive officer compensation.

How do I vote?

You may vote your shares in any of the following manners:

•

In person.  Shareholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a legal proxy, executed in your favor, from your broker to vote in person at the meeting.  You must bring this proxy to the Annual Meeting;

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By phone or via the Internet.  You may vote by proxy, by phone or via the Internet by following the instructions provided in the Notice, proxy card or voting instruction card provided; or

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By mail.  If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card provided.

If you are a shareholder of record and you attend the Annual Meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker or nominee that holds your shares and bring this proxy to the Annual Meeting.

What if I hold my shares in “street name”?

Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record shareholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker, bank or other nominee. You should follow the voting directions provided by your bank, broker or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from your broker, bank or other nominee.

If you hold your shares in street name it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors, the reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan and the non-binding advisory vote to approve the Company’s named executive officer compensation.

Can I change my mind after I vote?

Yes.  If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

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Submitting another proxy card bearing a later date than the proxy being revoked prior to the Annual Meeting;

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Voting again by Internet or telephone prior to the meeting as described on the proxy card; or

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Voting again in person at the Annual Meeting.

If you hold your shares in “street name” and wish to change your vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the broker, bank or other nominee that holds your shares.  You also may revoke your proxy prior to the Annual Meeting without submitting a new vote by filing an instrument of revocation with the Secretary of the Company.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the common stock of the Company will constitute a quorum.  A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Will my shares be voted if I do not provide my proxy?

If you are a shareholder of record and you do not vote or provide a proxy, your shares will not be voted.

Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm, bank or other nominee with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions at least 15 days before the date of the annual meeting on ratification of the appointment of the Company’s independent auditor and certain “routine” matters. Under the rules of the New York Stock Exchange, if you do not submit specific voting instructions to your brokerage firm, it will not have the ability to vote your shares in the election of directors, the reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan, or the non-binding advisory vote to approve the Company’s named executive officer compensation.  As a result, if your shares are held in “street name” and you do not submit voting instructions to your brokerage firm, your shares will be treated as “broker non-votes” for purposes of the proposals with respect to the election of directors, the reapproval of the performance goals for the Company’s 2009 Annual Incentive Plan, and the non-binding advisory vote to approve the Company’s named executive officer compensation, and will not be counted in determining the outcome of those proposals.

What if I return my proxy card but do not mark it to show how I am voting?

If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted “FOR” each of Proposals 1, 2, 3 and 4. With respect to any other matter which may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

What vote is required to approve each proposal?

The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required (i) to reapprove the performance goals for the Company’s 2009 Annual Incentive Plan; (ii) to adopt the non-binding resolution to approve the Company’s named executive officer compensation and (iii) to ratify the appointment of the Company’s independent auditor.  The proposal regarding the election of directors requires a plurality of votes cast for each director nominee. This means that the nominees who receive the most votes will be elected.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, management of the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, your proxy will be voted in the discretion of the persons named as proxies.

Can I receive future proxy materials electronically?

You can help the Company conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please go to the website www.proxyvote.com, with your proxy card in hand, and follow the instructions.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

Shareholders should complete and return the proxy card as soon as possible.  To be valid, your proxy card must be completed in accordance with the instructions on it and received by the Company no later than 11:59 p.m., Eastern Time, on November 25, 2013. If you appoint your proxy by telephone or the Internet, the Company must receive your appointment no later than 11:59 p.m., Eastern Time, on November 25, 2013.  If your shares of common stock are held in “street name”, you should follow the voting directions provided by your bank, broker or other nominee.

* * * *

A copy of the Company’s 2013 Annual Report to Shareholders, including financial statements for the fiscal years ended July 27, 2013 and July 28, 2012, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class having as equal a number of directors as possible. The Board of Directors currently consists of seven members.

Two director nominees have been nominated for election at the Annual Meeting. The nominees are Thomas G. Baxter and Anders Gustafsson.  Each nominee was selected by the Corporate Governance Committee and approved by the Board of Directors for submission to shareholders of the Company.  Thomas G. Baxter is currently serving a term that expires at the Annual Meeting and has been nominated for a three-year term expiring at the fiscal 2016 annual meeting of shareholders.  Charles M. Brennan, III has reached the mandatory retirement age for Board members under the By-laws of the Company and is therefore not standing for re-election to the Board of Directors.  The Board of Directors has nominated Anders Gustafsson for a three-year term expiring at the fiscal 2016 annual meeting of shareholders to fill the vacancy created by Mr. Brennan’s retirement.

Each of the nominees has consented to serve if elected to the Board of Directors. If any director nominee becomes unable to accept nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The names of the nominees for election as a director of the Company and of those directors of the Company continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service on our Board of Directors, and a summary of their specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director of the Company are set forth below.

NOMINEES FOR ELECTION AT THIS MEETING

Thomas G. Baxter Director since 2005 Age 66

From October 2001 until his retirement in January 2005, Mr. Baxter was President of Time Warner Cable, a division of Time Warner Inc.  Prior to this time, Mr. Baxter held various executive-level positions at a number of companies in the cable television industry, including Comcast Cable Communications, Inc., a division of the Comcast Corporation (serving as President from 1989 to 1998), Warner Communications, Inc. and Cablevision where he was responsible for operations, strategy and financial matters. From July 2006 to December 2008, Mr. Baxter was an advisor of Churchill Ventures Ltd, a special acquisitions fund.  Mr. Baxter was also previously a director of Dycom Industries, Inc. from January 1999 to December 2001.

Mr. Baxter has extensive experience as a senior executive in the cable television industry, including substantial experience in operations management, financial management and strategy development.  As a result, Mr. Baxter brings to the Board of Directors insight into the challenges facing the industry in which the Company operates, as well as experience with mergers and acquisitions and corporate finance.

Anders Gustafsson Director Nominee Age 53

Mr. Gustafsson has served as the Chief Executive Officer and as a director of Zebra Technologies Corporation since 2007.  From 2004 until 2007, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company.  From 2000 until 2004, Mr. Gustafsson was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company, having previously served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa.  Earlier in his career, Mr. Gustafsson held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson has extensive executive-level experience in the telecommunications industry covering many areas, including operations, strategy and finance. This experience allows

Mr. Gustafsson to bring to the Board of Directors a broad range of skills related to the Company’s industry, including knowledge of corporate strategy, financial controls and accounting, corporate finance, and mergers and acquisitions.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the election of Thomas G. Baxter and Anders Gustafsson as directors.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING

Charles B. Coe Director since 2005 Term Expires 2014 Age 65

Mr. Coe, a 28-year veteran of the telecommunications industry, has held various managerial and senior executive positions with Bellsouth Telecommunications, including as President of BellSouth Network Services at the time of his retirement in 2001. Mr. Coe has held various senior-level management positions at BellSouth with responsibility for, among other things, engineering and operations, including the allocation of corporate resources and investment performance. Mr. Coe is currently a director of Internap, Network Services Corporation and Amerisure Mutual Insurance Company.

Mr. Coe has extensive executive-level experience in the telecommunications industry, including experience in business leadership, engineering and operations.  In addition to his operational knowledge and as a result of a variety of management positions held, Mr. Coe brings to the Board of Directors a knowledge of financial controls and accounting, corporate finance, and mergers and acquisitions.

Dwight B. Duke Director since 2011 Term Expires 2014 Age 61

Mr. Duke served as Senior Vice President, Business Operations, Service Provider Video Technology Group of Cisco Systems, Inc. from 2005 until his retirement in 2012.   From 1998 to 2005, Mr. Duke was Senior Corporate Vice President/President of Scientific-Atlanta, Inc. and President of its Transmission Networks Systems business.  During this period Mr. Duke was a member of Scientific-Atlanta’s corporate management and corporate operating committees which developed and implemented corporate strategy.  Prior to 1998, Mr. Duke was Vice President of the Network Systems Group of Scientific-Atlanta and responsible for that company’s digital video system business.

Mr. Duke has substantial experience in operations management, distribution and marketing for the cable television industry.  Mr. Duke also has experience in organization-wide strategic planning, as well as product and major program management.   Mr. Duke’s executive-level experience in the telecommunications and cable television industry, and his experience in integrating acquired businesses, allow Mr. Duke to bring to the Board of Directors significant knowledge of corporate strategy, technology, and mergers and acquisitions, particularly within industries closely related to the Company’s business.

Stephen C. Coley Director since 2003 Term Expires 2015 Age 68

Mr. Coley is a Director Emeritus of McKinsey & Company, Inc.  Mr. Coley was a Management Consultant with McKinsey & Company, Inc. from July 1975 to his retirement in January 2004. During this period, Mr. Coley led a wide variety of business strategy and organization efforts, principally serving technology and basic industrial clients.  Mr. Coley also led McKinsey’s corporate growth practice.  Mr. Coley currently serves as Chairman of the Board of Trustees of Underwriters Laboratories Inc.

A recognized expert and published author on corporate growth, Mr. Coley has extensive general business management experience in corporate strategy and finance for companies in the technology industry, as well as in-depth knowledge of corporate finance structure and strategies, and corporate governance.  This experience and knowledge allow Mr. Coley to bring to the Board of Directors meaningful and valuable insight into strategic, financial and capital-related issues.

Patricia L. Higgins Director since 2008 Term Expires 2015 Age 63

Ms. Higgins was President, Chief Executive Officer, and a director of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services, from September 2000 to her retirement in February 2004. Prior to that, Ms. Higgins served as Chairman and Chief Executive Officer of The Research Board, a consulting and research services company for information technology from May 1999 to August 2000. Prior to 1999, Ms. Higgins also served as Corporate Vice President and Chief Information Officer of Alcoa Inc. and also held senior management positions at UNISYS Corporation, Verizon (NYNEX) and AT&T Inc. Ms. Higgins was a director at Visteon Corporation from 2004 to 2010, Delta Air Lines, Inc. from 2005 to 2007 and SpectraSite Communications, Inc. from 2004 to 2005, and is currently a director of Barnes & Noble, Inc., Internap Network Services Corporation and The Travelers Companies, Inc.

Ms. Higgins has held senior executive-level positions in telecommunications, computing and information technology.  Ms Higgins has also had extensive board experience as a director of numerous public companies, including serving as lead director and as a member of a number of audit committees, compensation committees, governance committees and a finance committee.   Ms. Higgins has served as chair of two audit committees, as well as chair of a compensation committee, governance and finance committee.  This wide-ranging experience allows Ms. Higgins to bring to the Board of Directors substantial knowledge of accounting and financial controls, corporate finance and strategy, and governance practices, as well as a significant depth of understanding into the operation and management of public companies.

Steven E. Nielsen Director since 1996 Term Expires 2015 Age 50

Mr. Nielsen has been the President and Chief Executive Officer of the Company since March 1999; President and Chief Operating Officer from August 1996 to March 1999; and Vice President from February 1996 to August 1996.  Mr. Nielsen was a director of SBA Communications Corporation from 2001 to 2009.

Mr. Nielsen’s service as the Company’s Chief Executive Officer and in other leadership roles within the Company allows Mr. Nielsen to bring to the Board of Directors a deep insight into the operations, challenges and complex issues facing the Company itself and the Company’s industry in general.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Company is committed to sound corporate governance and to full compliance with New York Stock Exchange (“NYSE”), SEC and other regulatory and legal requirements. In furtherance of these goals, the Board of Directors has adopted a Business Code of Conduct and Ethics, a Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and written charters for each of its Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee, all of which are available on the Company’s website at www.dycomind.com. Copies of each may also be obtained, without charge, upon written request to the Secretary of the Company at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408.  These documents are periodically reviewed in light of corporate governance developments and modified as appropriate.  Please note that the information contained in or connected to the Company’s website is not intended to be part of this Proxy Statement.

Board Leadership Structure

Steven E. Nielsen serves as our Chairman of the Board of Directors and our Chief Executive Officer.  Our Board of Directors believes that the Company is best served by having one person serve as both Chairman of the Board of Directors and Chief Executive Officer because this structure provides unified leadership and direction. In his capacity as Chief Executive, Mr. Nielsen is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers and employees. Calling upon this knowledge, Mr. Nielsen is able to provide the Board of Directors with leadership in setting its agenda and focusing its discussions. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Nielsen is also best-positioned to chair regular meetings of the Board of Directors and ensure that key business issues are brought to the attention of the Board of Directors. His in-depth knowledge of the industry, and the issues, opportunities and challenges facing the Company enable decisive leadership with clear accountability.  The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.

Board independence and oversight of the senior management of the Company are enabled by the presence of independent directors who have substantive knowledge of the Company’s business and have oversight over critical functions of the Company, such as the integrity of the Company’s financial statements, the evaluation and compensation of executive management and the nomination of directors. In accordance with the Company’s Corporate Governance Guidelines, independent directors meet without management present at regularly scheduled executive sessions (at least quarterly). As described below under “— Executive Sessions of Non-Management Directors”, the Company’s independent directors are led by a lead non-management director, currently Stephen C. Coley, who in accordance with the Company’s Corporate Governance Guidelines, chairs executive sessions of the non-management directors, advises the Chairman and chairs of the committees of our Board of Directors with respect to agendas and ensures that information needs relating to meetings of the Board of Directors and its committees are met.  Mr. Coley, along with the other independent directors, brings experience, oversight and expertise from outside the Company and industry, while the Chairman and Chief Executive Officer brings company and industry-specific experience and expertise.

Board Role in Risk Oversight

The Board of Directors takes an active role in overseeing risks related to the Company both as the full Board of Directors and through its committees.  The committees of the Board of Directors are primarily responsible for the oversight of risk as follows:  the Audit Committee has oversight over the financial reporting, accounting and internal control risks; the Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices (see page 21 of this Proxy Statement for a more detailed discussion); the Finance Committee has oversight over market, liquidity, credit and interest rate risks, and acquisition and disposition plans; and the Corporate Governance Committee has oversight over corporate governance, including establishing practices and procedures that promote good governance and mitigate governance risk, and is also responsible for reviewing the performance of the Board of Directors and individual directors.  The Corporate Governance Committee also ensures that each committee of the Board of Directors engages in an annual performance self-evaluation based upon criteria and processes established by the Corporate Governance Committee. The Board of Directors has determined that the full Board is the most effective structure for the general oversight of risks. The Board of Directors also believes its oversight of risk is enhanced by its current leadership structure as discussed above.  The Chief Executive Officer who, in his role of Chairman, chairs regular meetings of the Board of Directors, is best able to understand, evaluate and raise critical business and other risks to the attention of the Board of Directors.  The Board of Directors receives regular reports from the committee chairs, as well as reports directly from officers of the Company to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks.

In addition, the Company conducts a periodic enterprise-wide assessment of risks. The risks considered as part of this assessment include those inherent in the Company’s business, as well as the risks from external sources such as competitors, the economy and credit markets, and regulatory and legislative developments.  A report is periodically presented to the Board of Directors by management and updates are provided as required. The objectives of the risk assessment process include (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, the Board of Directors and senior management; (iii) contributing to the development of internal audit plans; (iv) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; and (v) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K.

Shareholding Requirements and Stock Ownership Guidelines

The Board of Directors believes that directors and management should have a significant financial stake in the Company to align their interests with those of the Company’s shareholders. To this effect, the Board of Directors has established stock ownership guidelines that require non-employee directors and the Chief Executive Officer to own specified amounts of Company common stock.  In addition, awards of time vesting restricted stock and restricted stock units granted to the Named Executive Officers (as defined below under “Compensation Discussion and Analysis — Introduction” on page 14 of this Proxy Statement) (other than the Chief Executive Officer) and key employees are subject to shareholding requirements.  The shareholding requirements and stock ownership guidelines are further described below under “Stock Ownership Guidelines for Non-Employee Directors” on page 13 of this Proxy Statement and “Compensation Discussion and Analysis—Stock Ownership Guidelines” and “Compensation Discussion and Analysis — Shareholding Requirements” beginning on on page 31 of this Proxy Statement.

Board Meetings and Attendance

The Board of Directors held ten meetings during the fiscal year ended July 27, 2013.  During fiscal 2013, all directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during the period.  Attendance at the annual meeting of shareholders is expected of all directors as if it were a regular meeting.  All of the directors attended the annual meeting of shareholders held on November 20, 2012.

Board Independence

In accordance with our Corporate Governance Guidelines, the Board of Directors monitors the independence of its members on an ongoing basis using standards set forth in the guidelines. The guidelines reflect the requirements set forth in the NYSE Corporate Governance listing standards. Under these standards, the Board of Directors has determined that each of the six non-management members of the Board of Directors, including the non-management director nominee that is currently a member of the Board of Directors, is independent and that such group constitutes a majority of the Board of Directors.  Mr. Gustafsson, a non-management director nominee who is not currently a member of the Board of Directors, will be independent. Mr. Nielsen, who serves as our President and Chief Executive Officer, is not independent.

Committees of the Board

The Board of Directors has the authority to appoint committees to perform certain management and administrative functions and currently has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee and a Finance Committee.

Audit Committee.  The Audit Committee met seven times during fiscal 2013. The following directors are current members of the Audit Committee: Charles M. Brennan, III (Chair), Charles B. Coe, Stephen C. Coley, Dwight B. Duke and Patricia L. Higgins. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the NYSE Corporate Governance listing standards and the Company’s Corporate Governance Guidelines. In addition, the Board of Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards. The Board of Directors has determined that the Chair of the Audit Committee, Charles M. Brennan, III, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002, and has “accounting or related financial management expertise” within the meaning of the NYSE listing standards. The SEC has indicated that the designation of Mr. Brennan as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee has responsibility for, among other things, assisting the Board of Directors in the oversight of:

•

the quality and integrity of the Company’s financial statements and related disclosure, internal controls and financial reporting;

•

the Company’s compliance with applicable legal and regulatory requirements;

•

the independent auditors’ qualification, independence and performance;

•

the performance of the Company’s internal audit function and control functions; and

•

approval of the fees paid to the Company’s independent auditors.

Compensation Committee.  The Compensation Committee met fifteen times during fiscal 2013.  The Compensation Committee currently consists of Thomas G. Baxter (Chair), Charles B. Coe and Patricia L. Higgins.  The Board of Directors has determined that each of the members of the Compensation Committee is independent within the meaning of the NYSE Corporate Governance listing standards and our Corporate Governance Guidelines.

The Compensation Committee has responsibility for, among other things:

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recommending to the Board of Directors the compensation of the directors;

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determining the compensation of the Chief Executive Officer and approving the compensation of the other executive officers;

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administering the Company’s equity-based and incentive compensation plans, policies and programs;

•

evaluating the risks and rewards associated with the Company’s overall compensation principles and structure;

•

reviewing and discussing with management the Company’s compensation discussion and analysis included in this Proxy Statement;

•

reviewing and recommending for approval by the Board of Directors (a) the Company’s recommendation with respect to the shareholder advisory vote on named executive officer compensation; and (b) the frequency of future shareholder advisory votes on named executive officer compensation; and

•

reviewing the results of the non-binding shareholder advisory vote on named executive officer compensation and considering whether to make any adjustments to the Company’s executive compensation policies and practices.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties.  The Compensation Committee has sole authority to select, retain, terminate and approve the fees for any compensation consultants or advisor, and to oversee their work.  The Compensation Committee has engaged Compensation Strategies, Inc. (“Compensation Strategies”) as an independent executive compensation consulting firm to provide executive compensation consulting services to the Compensation Committee.  In fiscal 2013, Compensation Strategies attended thirteen out of fifteen Compensation Committee meetings.

For additional discussion on the services provided by Compensation Strategies to the Compensation Committee, as well as the Compensation Committee’s role and the process and procedures for the consideration and determination of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement and “Director Compensation — Compensation of Non-Employee Directors” beginning on page 46 of this Proxy Statement.

Corporate Governance Committee.  The Corporate Governance Committee met seven times during fiscal 2013.  The Corporate Governance Committee currently consists of Stephen C. Coley (Chair), Dwight B. Duke and Patricia L. Higgins. The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent within the meaning of the NYSE Corporate Governance listing standards and our Corporate Governance Guidelines.

The Corporate Governance Committee has responsibility for, among other things:

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recommending to the Board of Directors the director nominees for election by the Company’s shareholders, including those nominees that are recommended by shareholders in accordance with the procedures set forth below under the caption “— Director Candidates” on page 12 of this Proxy Statement;

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recommending to the Board of Directors qualified individuals to fill vacancies on the Board of Directors;

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recommending to the Board of Directors the appointment of officers of the Company;

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periodically reviewing the number and functions of the five committees of the Board of Directors and recommending to the Board of Directors the appointment of its members to serve on the committees;

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evaluating on an annual basis the performance of individual directors and the independence of outside directors;

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evaluating the performance of the Chief Executive Officer on an annual basis and submitting its evaluation to the Compensation Committee;

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reviewing management succession and development plans;

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reviewing and making recommendations to the Board of Directors regarding proposals of shareholders that relate to corporate governance;

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reviewing and recommending to the Board of Directors changes in the Company’s Articles of Incorporation and
By-laws;

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reviewing and assessing the adequacy of the Company’s process of handling communications to and from directors;

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establishing criteria and processes for, and lead the Board of Directors and each committee in, their respective annual self-evaluations; and

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developing and monitoring compliance with a set of corporate governance guidelines.

Executive Committee.  The Executive Committee met once during fiscal 2013.  The Executive Committee currently consists of Thomas G. Baxter, Charles M. Brennan, III, Stephen C. Coley and Steven E. Nielsen (Chair).  The Executive Committee is empowered to act for the full Board of Directors during intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated.

Finance Committee.  The Finance Committee met six times during fiscal 2013.  The Finance Committee currently consists of Thomas G. Baxter, Charles M. Brennan, III and Charles B. Coe (Chair).  The Finance Committee has responsibility for, among other things:

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setting policy for short-term investments;

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reviewing borrowing arrangements;

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reviewing financial risk management strategies;

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reviewing acquisition and disposition plans; and

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recommending changes in the capital structure and operating budget of the Company.

Code of Ethics for Senior Financial Officers and Business Code of Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers and a Business Code of Conduct and Ethics, each of which is a code of ethics as that term is defined in Item 406(b) of Regulation S-K of the Securities Act of 1933.  The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. The Business Code of Conduct and Ethics applies to all directors, officers, managers and employees of the Company. The Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics reflects the Company’s expectation that its directors, officers and other employees conduct themselves with the highest standard of business ethics.  The Company discloses amendments to, or a waiver from, provisions of the Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics by posting such information on the Company’s website at the address specified above.

Executive Sessions of Non-Management Directors

In accordance with the Company’s Corporate Governance Guidelines, non-management directors meet without management present at regularly scheduled executive sessions (at least quarterly). The lead non-management director, who is currently Stephen C. Coley, presides at such sessions.

Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders and other interested parties may communicate with one or more of the Company’s non-management directors, the non-management directors as a group, a committee of the Board of Directors or the full Board of Directors. Shareholders who wish to communicate with a director or director group should direct their communications in writing to:

Dycom Industries, Inc.

c/o Richard B. Vilsoet, Secretary

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

Email:  corporatesecretary@dycominc.com

The Secretary of the Company has primary responsibility for monitoring director-related communications from shareholders and other interested parties and forwarding collected communications to the intended recipient provided they meet certain criteria.  In general, communications are forwarded to the intended director or director group as long as the communications do not relate to ordinary business, legal or administrative matters or other non-substantive or inappropriate matters further described in the Company’s Internal Process for Handling Communications to and from Directors.  All concerns and complaints regarding violations of the Business Code of Conduct and Ethics or Code of Ethics for Senior Financial Officers will be referred to the Audit Committee in accordance with the Company’s Whistleblower Policy and Procedures.  All concerns and complaints relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Each of the Internal Process for Handling Communications to and from Directors and the Whistleblower Policy and Procedures are available on the Company’s website at www.dycomind.com.

Director Candidates

Pursuant to its charter and the Company’s Corporate Governance Guidelines, the Corporate Governance Committee is responsible for recommending to the Board of Directors the director nominees for election by shareholders of the Company, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s By-laws and applicable law.  The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requesting from directors and others recommendations for director candidates, engaging third-party search firms, meeting from time-to-time to evaluate biographical information and background materials relating to potential candidates, and interviewing of selected candidates by members of the Corporate Governance Committee and the Board of Directors.  Mr. Gustafsson, who is a director nominee for a three-year term expiring at the fiscal 2016 annual meeting of shareholders, was initially identified as a potential director candidate by a search firm retained by the Corporate Governance Committee.

The Board of Directors and the Corporate Governance Committee believe that the Board of Directors’ membership should reflect the diversity of experience, background, skills, geography and gender required to meet its corporate governance, oversight and advisory functions in a way that is in the best interest of shareholders. This includes ensuring that the Board of Directors has the expertise required to fulfill all of its legal and regulatory requirements, including the requirements for each of its committees.  Accordingly, in considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, the Corporate Governance Committee will consider numerous attributes, including those described above, as well as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry and experience that will complement the current members of the Board of Directors.  The Corporate Governance Committee will also assess whether there is any conflict of interest with respect to the Company and the director nominee. The Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee.  The Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of background, experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities and operate effectively.

The Corporate Governance Committee considers director nominee candidates from many sources, including shareholders.  If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Secretary of the Company in accordance with the instructions set forth later in this Proxy Statement under “Additional Information — Proposals for Year 2014 Annual Meeting of Shareholders.” The Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors has established stock ownership guidelines that require each non-employee director to beneficially own shares of Company common stock representing at least five times the annual retainer fee paid to non-employee directors at the time the guidelines were adopted.  The Company believes that these guidelines further align the interests of directors with those of shareholders.  Please see “Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 31 of this Proxy Statement for additional information regarding the guidelines.

Compensation Committee Interlocks and Insider Participation

Thomas G. Baxter, Charles B. Coe and Patricia L. Higgins are members of the Compensation Committee.  No member of the Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of those other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes the Company’s overall executive compensation philosophy and oversees the Company’s executive compensation program in accordance with its charter.  This charter is available on the Company’s website at www.dycomind.com.  The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the New York Stock Exchange corporate governance listing standards and the Company’s Corporate Governance Guidelines.

This Compensation Discussion and Analysis discusses the Company’s executive compensation program, as well as the rationale and factors considered in making the Company’s fiscal 2013 compensation decisions, including:

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fiscal 2013 financial overview;

•

Compensation Committee actions with respect to the executive compensation program;

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the general compensation principles and objectives of the executive compensation program;

•

the material elements of the executive compensation program and the process the Compensation Committee uses for making executive compensation decisions; and

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information about the fiscal 2013 compensation of the following executive officers (the “Named Executive Officers”):

•

Steven E. Nielsen, President and Chief Executive Officer;

•

H. Andrew DeFerrari, Senior Vice President, Chief Financial Officer and Treasurer;

•

Timothy R. Estes, Executive Vice President and Chief Operating Officer; and

•

Richard B. Vilsoet, Vice President, General Counsel and Secretary.

Executive Summary—Fiscal 2013 Overview

Continued Strong Financial Results.  Fiscal 2013 was a year of continued strong financial and operational performance for the Company.  The Company showed significant year-over-year growth in the following key financial and operational benchmarks:

•

Contract revenues increased 33.9% to $1.609 billion for fiscal 2013 as compared to $1.201 billion for fiscal 2012.  Contract revenues for fiscal 2013 increased 4.9% on an organic basis after excluding $337.9 million of revenue from businesses acquired during fiscal 2013 and revenue from storm restoration services of $16.7 million and $6.0 million in fiscal 2013 and fiscal 2012, respectively.

•

Adjusted EBITDA1 increased 32.7% to $179.8 million for fiscal 2013 as compared to $135.5 million for fiscal 2012.

•

Operating cash flow increased 63.9% to $106.7 million for fiscal 2013 as compared to $65.1 million for fiscal 2012.

The Company’s stock price also exhibited strong year-over-year appreciation during fiscal 2013, increasing approximately 50%.  According to data provided by the Company’s independent compensation consultant, the Company’s total shareholder return, or “TSR” (defined as stock appreciation and dividends paid for fiscal 2013) was at the 53rd percentile of the Peer Group, as defined below under “Role of Compensation Consultant and Competitive Market Positioning” on page 18 of this Proxy Statement.

1   Adjusted EBITDA is not a measure recognized under generally accepted accounting principles (“GAAP”).  The Company has defined Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, charges for a wage and hour class action settlement, and stock-based compensation expense.  See “Supplemental Information about Fiscal 2013 Overview” at the end of this Proxy Statement for a reconciliation of Non-GAAP financial measures to the corresponding GAAP financial measures.

Other Company Highlights

•

In December 2012, the Company completed the purchase of substantially all of the domestic telecommunications infrastructure services subsidiaries of Quanta Services, Inc. (the “Quanta Acquisition”).

•

In the fourth quarter of fiscal 2013, the Company acquired Sage Telecommunications Corp. of Colorado, LLC, which provides telecommunications construction and project management services primarily for cable operators in the Western United States, as well as certain assets of a tower construction and maintenance company.

2012 Say-On-Pay Advisory Vote Results.  In November 2012, the Company held its shareholder advisory “say-on-pay” vote on the executive compensation program as set forth in the Company’s 2012 Proxy Statement.  Over 97% of the votes cast on the say-on-pay proposal were in favor of the program.  These results demonstrate a high degree of shareholder support for the executive compensation program, and, accordingly, the Company maintained its program.  Since the end of fiscal 2012, the Company has taken a number of actions to ensure that the executive compensation program remains aligned with the Company’s pay-for-performance philosophy and general market practices. These actions are described under “Fiscal 2013 Compensation Decisions” and “Compensation Practices and Governance” below.

The Company values the views of its shareholders as expressed through their votes and other communications and therefore intends to submit the executive compensation program to an annual shareholder advisory "say-on-pay" vote until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than the Company’s 2017 annual general meeting of shareholders.

Pay Is “At Risk” and Aligned with Performance.  Pay-for-performance is a key component of the Company’s executive compensation philosophy.  The Company’s executive compensation program has been structured to align the compensation of the Named Executive Officers, including the Chief Executive Officer, with the interests of the Company’s shareholders by linking a substantial portion of the compensation of the Named Executive Officers with the Company’s performance.  The Compensation Committee sets performance goals for the annual incentive plan, as well as performance goals for the performance vesting restricted units granted under the equity incentive plans.

The executive compensation program combines a fixed annual base salary designed to attract, retain and motivate Named Executive Officers with “at risk” compensation through which the performance of the Company and the executive is recognized with an annual cash incentive and equity-based awards.  See “Pay-for-Performance” on page 20 of this Proxy Statement for a chart illustrating the mix of “at-risk” performance-based compensation for the Named Executive Officers, including the Chief Executive Officer.  As set forth in the chart, for fiscal 2013, at-risk performance-based compensation represented approximately 65% of target total direct compensation (i.e., base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards) for the Chief Executive Officer.

Annual cash incentive awards under the annual incentive plan and the performance vesting restricted stock units under the equity incentive plans are performance-based awards and represent “at-risk” compensation, as they require minimum levels of performance against the Company’s strategic goals and operating plans for any payout to occur.  Similarly, the stock option awards under the equity incentive plans are performance-based and “at-risk” because the stock price at exercise must exceed the original stock price at the date of grant in order to generate any value.

Fiscal 2013 Compensation Decisions.  In fiscal 2013, the following actions were taken with respect to the Company’s executive compensation program to provide competitive compensation to the Named Executive Officers:

•

The Compensation Committee approved base salary increases of 2.75% for each Named Executive Officer, approximating the increase in the Consumer Price Index during fiscal 2012.  These increases were based upon a review of market compensation levels for comparable positions in the Peer Group and the general market.

•

In October 2012, the Compensation Committee reviewed the Company’s annual incentive plan (under which annual cash incentive awards for the Chief Executive Officer and the Chief Operating Officer are determined) and set performance measures that reflected the Compensation Committee’s assessment of the Company’s earnings potential and the general economic environment.  Specifically, this review lowered the pre-established payout percentage under the first component of the plan to continue to ensure that an appropriate base level of performance must be achieved before any award is paid out.

•

In October 2012, the Compensation Committee reviewed various forms of long-term equity awards to be granted to the Named Executive Officers in order to ensure that those awards are consistent with the Compensation Committee’s objectives regarding performance incentives, management retention, dilution, and other relevant factors. As a result of this review, the Compensation Committee decided (i) to retain the same allocation among forms of long-term equity awards granted to the Chief Executive Officer and the Chief Operating Officer as the allocation of such awards granted for fiscal 2012, and (ii) that equity awards made to Named Executive Officers, other than the Chief Executive Officer and the Chief Operating Officer, would continue to include performance vesting restricted stock units and time vesting restricted stock units, but not stock options. The Compensation Committee may adjust the allocation among the various forms of long-term equity awards from time to time. As a result, allocations of the various types of equity awards may differ from year to year.

•

In November 2012, at the Company’s annual general meeting, shareholders approved the 2012 Long-Term Incentive Plan. This plan provides for the grant of equity-based compensation to officers and key employees.  The 2012 Long-Term Incentive Plan is an integral part of the Company’s pay-for-performance compensation philosophy and is essential in attracting, retaining and motivating officers and key employees of the Company and its subsidiaries to execute the Company’s business strategy.

•

The Company amended an employment agreement with one of the Named Executive Officers to remove the golden parachute excise tax gross-up provision.  The Company does not have any employment agreements that contain golden parachute excise tax gross-up provisions. The Compensation Committee reviewed the Company’s overall compensation program and reconfirmed its belief that it does not motivate employees to take inappropriate risks.

•

The Compensation Committee reviewed the independence of its compensation consultant under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange and concluded that no conflict of interest exists.

Compensation Practices and Governance.  The Company seeks to implement and maintain sound compensation governance practices to ensure adherence with its pay-for-performance philosophy, align the Company’s executive compensation program with the financial interests of the Company’s shareholders and assess whether the level of risk embedded in its plans is appropriate.  The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects of the program to ensure that it remains effective.

The Company maintains the following executive compensation practices:

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Stock ownership guidelines for the Chief Executive Officer and directors.

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A requirement that the Named Executive Officers (other than the Chief Executive Officer) and key employees who receive awards of time vesting restricted stock and time vesting restricted stock units retain a portion of the shares received upon vesting until they are no longer employed by the Company.

•

Equity award grant policies that establish objective, standardized criteria for the timing of the grant of equity awards.

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Change of control benefits (including accelerated vesting of outstanding equity awards) provided only if both a change of control occurs and a Named Executive Officer’s employment is terminated under certain circumstances.

•

Equity compensation plans which prohibit the repricing or cash buyouts of stock options and stock appreciation rights and require a one-year minimum vesting period for performance-based awards.

•

Full disclosure of incentive plan performance goals.

•

Use of an independent compensation consultant.

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Employment agreements which do not provide for a golden parachute excise tax gross-up or a walk-away right.

•

Standard defined contribution retirement plan for which no supplemental options or payments are sponsored or maintained.

•

Perquisites and executive benefits limited to Company-paid premiums for term life insurance and long-term disability insurance.

Compensation Principles and Objectives

The Company’s executive compensation program is designed to promote the long-term success of the Company and to increase shareholder value.  It rewards executive officers who contribute to the Company’s sustained growth and successful attainment of strategic goals and operating plans with total direct compensation that is comparable to those companies with which the Company competes for executive talent.  The executive compensation program has been designed to:

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attract, motivate and retain high-quality executives;

•

align the financial interests of those executives with the financial interests of the Company’s shareholders;

•

reward performance that supports the Company’s business goals and enhances long-term shareholder returns;

•

promote a culture of Company ownership; and

•

mitigate excessive risk-taking.

To accomplish the objectives set forth above, the Compensation Committee has structured the executive compensation program to include the following elements:

•

base salaries, which attract and retain executives and compensate them for performing day-to-day responsibilities;

•

annual cash incentives, which hold executives accountable for annual performance, align executives’ interests with those of shareholders and focus executives on generating revenues, operating earnings and cash flow; and

•

long-term equity-based incentives, which align executives’ interests with those of shareholders, hold executives accountable for long-term performance and encourage ownership of Company common stock.

As discussed below, overall levels of executive compensation are established based on an assessment of the Company’s performance as a whole.  Individual executive compensation is determined based on an assessment of the experience and performance of the Named Executive Officer, as well as the compensation levels of comparable positions in the Peer Group.  Variation in compensation among the Named Executive Officers reflects the different roles, responsibilities, and performance of the Named Executive Officers, as well as their relative value in relation to comparable positions in the Peer Group, with which the Company competes for talent.  In setting the compensation of the Chief Executive Officer, the Compensation Committee applies the same principles that it applies in setting the compensation of other Named Executive Officers such that target total direct compensation is consistent with the principles and objectives of the executive compensation program and, at the same time, competitive with that of other chief executive officers in the Peer Group.

Role of the Compensation Committee

The Compensation Committee participates in the design of the executive compensation program and is responsible for adopting and periodically reviewing the Company’s executive compensation philosophy, strategy and principles, and overseeing the administration of the program.  In addition, the Compensation Committee annually reviews the performance of the Named Executive Officers and approves their compensation.  Decisions with respect to determining the amount and form of compensation for the Named Executive Officers are made by the Compensation Committee in accordance with the methodology described below.

To assist the Compensation Committee in making its compensation decisions, management prepares detailed information for certain of the Compensation Committee meetings, which indicates, among other things, the base salary and compensation payouts, both cash and equity, under the Company’s incentive plans over an extended period of time.  The overall purpose of this information is to present, in a unified fashion, all of the elements of actual and potential future compensation that may be payable to the Named Executive Officers.  This information assists the Compensation Committee in analyzing the individual elements of compensation (including the compensation mix) and the total amount of actual and potential future compensation for a particular performance year.

The Compensation Committee also reviews information regarding the Peer Group, as well as other compensation data, which has been provided by the Committee’s independent compensation consultant, as described below. The

Compensation Committee considers the following factors in setting the target total direct compensation for each Named Executive Officer:

•

the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions to Company performance;

•

recommendations from senior management (other than for the Chief Executive Officer); and

•

whether the components of a Named Executive Officer’s compensation align with the executive compensation program’s overall objectives.

In addition to its responsibilities with respect to executive compensation, the Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the form and amount of compensation of the Company’s non-employee directors.

The Compensation Committee retains the flexibility and discretion to set target total direct compensation levels for the Named Executive Officers at, above or below the median of comparable positions in the Peer Group to recognize factors such as market conditions, job responsibilities, performance, experience, skill sets, and ongoing or potential contributions to the Company.

Role of Compensation Consultant and Competitive Market Positioning

The Compensation Committee possesses the authority under its charter to hire outside advisors to provide the Compensation Committee with information as needed in making compensation decisions.  Typically, the Compensation Committee engages an independent compensation consultant to conduct a competitive market positioning review no less than once every two years for the Named Executive Officers.  The Compensation Committee may engage the independent compensation consultant to conduct a competitive market positioning review more frequently if circumstances warrant.  The Compensation Committee retained Compensation Strategies, Inc. to advise it in connection with setting compensation for the Named Executive Officers for fiscal 2013.  The decisions with respect to determining the amount or form of compensation under the Company’s executive compensation program are made by the Compensation Committee and reflect judgments by the Compensation Committee based in part on the information and advice provided by Compensation Strategies.

The Company’s executive compensation program seeks to provide a mix of target total direct compensation that is aligned with the program’s pay-for-performance principles and is competitive with compensation provided by a peer group of selected publicly-traded companies.  In determining executive compensation, the Compensation Committee considers a number of factors, including peer group data and each Named Executive Officer’s performance and experience.  For fiscal 2013, Compensation Strategies provided market compensation data based on a peer group (the “Peer Group”) consisting of the following 21 companies from the specialty construction and engineering services industry:

Aegion Corporation

Chicago Bridge & Iron Company N.V.

Comfort Systems USA, Inc.

Emcor Group Inc.

Exterran Holdings, Inc.

Foster Wheeler AG

Granite Construction, Inc.

Integrated Electrical Services, Inc.

MasTec, Inc.

Matrix Service Company

McDermott International, Inc.

Michael Baker Corporation

MYR Group, Inc.

Pike Electric Corporation

Primoris Services Corp.

Quanta Services, Inc.

Shaw Group Inc.

Team, Inc.

Tetra Tech, Inc.

Tutor Perini Corporation

Willbros Group, Inc.

These companies were selected because they represent companies with which the Company competes for executive talent.  Market data for the Peer Group was size-adjusted using a common statistical technique called “regression analysis” to remove significant swings between raw data points, and to construct market pay levels commensurate with the Company’s annual revenues.  As discussed below, the Compensation Committee used this data to help set executive compensation and evaluate the Company’s annual cash incentive and equity-based compensation mix and levels for fiscal 2013 based on then-current compensation practices and trends.  The Compensation Committee, together with its independent compensation consultant, periodically reviews the composition of the Peer Group and, if appropriate, updates the Peer Group based on available market information to ensure continued relevancy and account for business-related changes that may occur.

In August 2012, the Compensation Committee commissioned Compensation Strategies to prepare a competitive market positioning review in connection with fiscal 2013 compensation decisions.  In addition, in October 2012, Compensation Strategies also reviewed the Company’s long-term incentive plan and equity award practices, as well as the Chief Executive Officer’s and Chief Operating Officer’s annual cash incentive award opportunities and performance vesting restricted stock unit award structures, and provided advice to the Compensation Committee.  In the years that the Compensation Committee does not commission a competitive market positioning review, it establishes compensation targets for the Named Executive Officers by utilizing the prior year’s compensation amounts, generally adjusting base salaries to reflect general market changes in executive compensation.

The competitive market positioning review which Compensation Strategies conducted in connection with the fiscal 2013 compensation decisions evaluated on a comparative basis the competitiveness of the total compensation, and of each component thereof, of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel of the Company.  This study set forth the 50th percentile of the Peer Group’s total compensation, as well as base salary, annual cash incentive awards and long-term equity-based compensation, as a specific dollar amount.  Because the Peer Group included companies both larger and smaller than the Company, as noted above, regression analysis was used to size-adjust the compensation data to reflect the Company’s annual revenues.  The information with respect to the long-term equity-based compensation for each of the Named Executive Officers has been calculated using a grant date value based on a Black-Scholes and other long-term incentive pricing models.

Based upon these factors, this study indicated that for fiscal 2013:

•

The total compensation of the Chief Executive Officer, the Chief Operating Officer and the General Counsel was 6%, 5% and 9% above the 50th percentile of the Peer Group (calculated as described above), respectively, while the total compensation of the Chief Financial Officer was 15% below the 50th percentile of the Peer Group;

•

the base salary of the Chief Executive Officer, the Chief Operating Officer and the General Counsel was 14%, 11% and 12% above the 50th percentile of the Peer Group, respectively, while the base salary of the Chief Financial Officer was 1% below the 50th percentile of the Peer Group;

•

the annual target cash incentive award of the Chief Executive Officer and the Chief Operating Officer was 7% and 4% above the 50th percentile of the Peer Group, respectively, while the targeted annual cash incentive award of the Chief Financial Officer and the General Counsel was 26% and 3% below the 50th percentile of the Peer Group, respectively; and

•

the long-term equity-based compensation of the Chief Executive Officer and the Chief Operating Officer was at the 50th percentile of the Peer Group, while the long-term equity-based compensation of the Chief Financial Officer and the General Counsel were 21% below and 14% above the 50th percentile of the Peer Group, respectively.

When making compensation decisions for fiscal 2013, the Compensation Committee compared the base salary and target compensation of the Named Executive Officers to the comparative market positioning review prepared by Compensation Strategies.  The market levels of executive compensation of the Peer Group were used by the Compensation Committee as input to its evaluations.  This Peer Group data constituted one of a number of factors that the Compensation Committee considered in performing the analysis and exercising its judgment in making compensation decisions for fiscal 2013.  Other significant factors considered by the Compensation Committee in the evaluation and decision-making process included general business and industry conditions, the general economic environment, the Company’s strategic business objectives, and each Named Executive Officer’s performance and level of experience.

In December 2012, the Company acquired substantially all of the domestic telecommunications infrastructure services subsidiaries of Quanta Services, Inc.  In connection with the acquisition, the Compensation Committee requested Compensation Strategies to review the Peer Group in light of the Company’s increased size and annual revenues—even though Compensation Strategies had conducted a review of the Peer Group in connection with fiscal 2013 compensation decisions.  Based upon this review, for fiscal 2014, two companies will be removed from the Peer Group:  The Shaw Group, Inc., because it was acquired, and EMCOR Group, Inc. due to its increased size and annual revenues.  Layne Christensen Co. will be added to the Peer Group to bring the median revenues of the Peer Group closer to the Company’s and to keep the number of companies in the Peer Group at a similar level to previous years.

Compensation Strategies provides services to the Compensation Committee related to executive compensation matters only and does not provide any other services to the Company.

In May 2013, the Compensation Committee met with Compensation Strategies and reviewed a report prepared by Compensation Strategies addressing its independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.  The Compensation Committee concluded that no conflict of interest exists that would prevent Compensation Strategies from independently representing the Compensation Committee.

Role of Executive Officers

The Chief Executive Officer, in consultation with the Compensation Committee, establishes the strategic direction of the Company’s executive compensation program.  In the first quarter of each fiscal year, the Chief Executive Officer meets with the Compensation Committee to discuss the prior year financial results and to evaluate and assess the performance of the other Named Executive Officers.  This assessment, together with the Compensation Committee’s own judgment, taking into account the results of the most recent competitive market positioning review, is used to evaluate the individual performance and compensation of those Named Executive Officers.  The Compensation Committee is solely responsible for evaluating the Chief Executive Officer’s performance and setting the level and components of his compensation.  The Chief Executive Officer is not present when the Compensation Committee discusses and determines his compensation.

Pay-for-Performance

The executive compensation program is designed to ensure a strong pay-for-performance philosophy.  Consistent with the objectives and principles of the executive compensation program, the program places a substantial amount of total executive compensation “at risk” based on the performance of the Company and the executive through the annual cash incentive program and equity-based compensation awards granted under the Company’s 2003 Long-Term Incentive Plan and its successor plan, the Company’s 2012 Long-Term Incentive Plan.

The following charts illustrate the mix of “at-risk” performance-based compensation for the Chief Executive Officer and the other Named Executive Officers for fiscal 2013 as a percentage of target total direct compensation:

Target total direct compensation comprises base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards.  For target amounts of annual cash incentive awards and equity-based incentive awards, see the Grant of Plan-Based Awards Table on page 35 of this Proxy Statement.  For fiscal 2013, the target percentage of base salary for purposes of the annual cash incentive award for Mr. Nielsen is 85% of base salary and, for Mr. Estes, 70% of base salary.  The equity-based incentive awards included stock options, time vesting restricted stock units and performance vesting restricted stock units at target for Mr. Nielsen and Mr. Estes.  For fiscal 2013, the annual cash incentive award range for Mr. DeFerrari and Mr. Vilsoet is 20% to 75% of their respective base salaries and their respective target annual cash incentive awards are calculated at 47.5%, the mid-point of the range.  The equity-based incentive awards for Mr. DeFerrari and Mr. Vilsoet included only performance vesting restricted stock units at target and time vesting restricted stock units.

Consistent with the Company’s adherence to its pay-for-performance philosophy, Mr. Nielsen and Mr. Estes received a greater percentage of performance-based compensation than the other Named Executive Officers in order to reflect their relative significance in influencing the operations and performance of the Company.

Compensation and Risk

In addition to determining the compensation for the Named Executive Officers, the Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation principles and structure.  Management and the Compensation Committee discuss those practices that identify and mitigate potential risks, as necessary.  With respect to the elements of compensation:

•

Base salary provides a fixed level of compensation irrespective of Company performance and therefore does not encourage risk-taking.

•

Annual cash incentives are designed to reward achievement of short-term performance objectives.  Undue risk is mitigated through a combination of plan design which places a cap on the maximum annual cash incentive available to the Chief Executive Officer and the Chief Operating Officer, and policies of the Compensation Committee and management that place a cap on the maximum annual cash incentive awards that may be paid to the other Named Executive Officers.

•

Long-term equity-based compensation is administered in a number of ways to mitigate risk.  Specifically, the executive compensation program is designed to deliver a significant portion of an executive’s compensation in the form of long-term incentive opportunities which focuses the executive on maximizing long-term shareholder value and overall financial performance.  Performance vesting restricted stock units are only paid out if the Company achieves certain pre-established performance goals that are important drivers of long-term performance, and the maximum number of performance units that may be paid out with respect to an annual performance period or a three-year performance period is capped.  In addition, the Company has established stock ownership guidelines for the Chief Executive Officer and non-employee directors, and also has shareholding requirements for the Named Executive Officers, other than the Chief Executive Officer, with respect to time vesting equity awards granted under the Company’s equity plans as described on page 32 of this Proxy Statement.  Named Executive Officers must also obtain approval from the Company’s General Counsel before the purchase or sale of any shares of Company common stock, including those contemplated during any window of time where trading is permitted.  Requiring approval ensures that executives are unable to use non-public information for personal benefit.

The Compensation Committee reviewed and discussed the findings of this risk assessment with management and believes that the Company’s compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Major Compensation Components of the Executive Compensation Program and Analysis of Fiscal 2013 Compensation Decisions

In order to achieve its objectives, the Compensation Committee has designed the executive compensation program for the Named Executive Officers to utilize three major compensation components:

•

base salary;

•

annual cash incentives; and

•

long-term equity-based incentives.

The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each of the other compensation components.

Annual Base Salaries.  Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, experience, prior record of achievement, and importance to the Company.  Base salary levels are intentionally set to attract quality executives, to provide a fixed base of cash compensation, and to recognize the challenges and varied skill requirements of different positions.

Base salaries are reviewed annually and from time to time in connection with a promotion or other change in responsibility.  The Chief Executive Officer submits written base salary recommendations to the Compensation Committee for the other Named Executive Officers.  In making his recommendation, the Chief Executive Officer reviews each executive’s performance, market compensation levels for comparable positions, the executive’s potential attractiveness to other companies, and the overall financial health and performance of the Company.  The Compensation Committee reviews the Chief Executive Officer’s recommendations, and together with its own judgments, sets actual base salaries relative to the recommendations.  Periodically, the Compensation Committee utilizes a formal study of market compensation levels prepared by its independent compensation consultant in order to evaluate the executives’ base salaries and the Chief Executive Officer’s recommendations.

The Compensation Committee directly sets the base salary for the Chief Executive Officer.  In so doing, the Committee reviews the performance of the Chief Executive Officer, market compensation levels as set forth in the independent compensation consultant’s most recent study and other relevant information.  In addition, the Compensation Committee reviews the results of any assessment of the Chief Executive Officer’s performance resulting from a formal survey of all of the Company’s directors which is conducted from time to time and informal communications from the Company’s directors.

For fiscal 2013, based upon a review of market compensation levels for comparable positions in the Peer Group and in the general market, the Compensation Committee increased the base salary of each Named Executive Officer in an amount equal to 2.75%, approximating the increase in the Consumer Price Index during fiscal 2012.  The Compensation Committee believes this increase is in line with the Peer Group and current market practices.  The base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 34 of this Proxy Statement.

Annual Cash Incentives.  Named Executive Officers are provided annual cash incentive award opportunities to recognize and reward individual performance that meaningfully enhances the operations of the Company during a fiscal year.  Awards are designed to communicate to executives that good performance is recognized and valued.  Furthermore, the Company believes annual cash incentive awards strongly encourage executives to continuously improve their efforts to deliver annual results that are aligned with the Company’s long-term goals.

Annual Cash Incentive Awards — Named Executive Officers other than Chief Executive Officer and Chief Operating Officer.  Each fiscal year, the Chief Executive Officer prepares a written report to the Compensation Committee recommending annual cash incentive awards for each of the other Named Executive Officers, other than the Chief Operating Officer.  References under this subheading to other Named Executive Officers exclude the Chief Executive Officer and the Chief Operating Officer.  The Chief Executive Officer’s recommendations result from a two-step analysis.  First, the overall financial performance of the Company is evaluated in order to determine the appropriate level of total annual cash incentive awards for all eligible employees, including the other Named Executive Officers.  Second, the Chief Executive Officer evaluates the individual performance of the other Named Executive Officers against ranges of annual award opportunities that were established at the beginning of the fiscal year and correspond to minimum and maximum percentages of base salary.  The purpose of this process is to ensure that individual awards reflect an appropriate balance between the overall financial performance of the Company and the individual executive’s performance.  Maximum annual cash incentive awards to the other Named Executive Officers are capped at 75% of base salary.

The Chief Executive Officer presents his evaluation of the individual performance of the other Named Executive Officers for each fiscal year and his recommendations regarding the annual cash incentive compensation for each of those officers to the Compensation Committee during the first quarter of the following fiscal year.  Within the overall context of the financial performance of the Company, this evaluation has elements of subjectivity and depends on an overall analysis of the effectiveness of the individual executive and his or her ability to meet Company expectations

After discussing the recommendations of the Chief Executive Officer, the Compensation Committee approved the fiscal 2013 awards for Mr. DeFerrari and Mr. Vilsoet in August 2013.  As a result of the Company’s continued strong financial performance in fiscal 2013 and the individual performances of Mr. DeFerrari and Mr. Vilsoet, the annual cash incentive awards paid to Mr. DeFerrari and Mr. Vilsoet were 75% of their respective fiscal 2013 base salaries, as compared to 47.5% of their respective base salaries for fiscal 2012, and are set forth in the “Bonus” column of the Summary Compensation Table on page 34 of this Proxy Statement.  Mr. DeFerrari’s annual cash incentive award reflected his continued strong performance as demonstrated by his performance in the renegotiation of the Company’s credit facility and add-on senior subordinated note financing in connection with the Quanta Acquisition.  Mr. Vilsoet’s annual cash incentive award reflected his continued strong performance as demonstrated during the Quanta Acquisition and in managing the Company’s fees for outside legal services.  Annual cash incentive award payments were paid in October 2013.

Annual Incentive Plan — Chief Executive Officer and Chief Operating Officer.  Annual cash incentive awards for the Chief Executive Officer and the Chief Operating Officer are determined under the Company’s annual incentive plan.  Incentive compensation under the plan is determined based upon performance goals that are established by the Compensation Committee within 90 days of the beginning of each fiscal year in order to qualify such compensation as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.  In October 2012, the Compensation Committee established the fiscal 2013 performance goals under the plan.  The Chief Executive Officer’s and Chief Operating Officer’s annual incentive plan compensation may be reduced (but not increased) by the Compensation Committee through the exercise of its discretion.  Compensation paid under the annual incentive plan is designed to be “at-risk” based upon the performance of the Company and accordingly, has exhibited significant variability from year to year.  For the 2011-2013 fiscal year period, the annual payout to the Chief Executive Officer has been approximately 163%, 122% and 119% of base salary, respectively, and the payout for the Chief Operating Officer has been approximately 134%, 100% and 99% of base salary, respectively.

For fiscal 2013, the award opportunity under the annual incentive plan comprised two components:

•

First Component:   This component is based on the operating earnings, contract revenues and cash flows of the Company.

•

Second Component:   This component is based on the operating earnings and contract revenues of the Company coupled with the attainment of certain non-financial performance goals that are important to the Company’s longer-term financial success.

As described below, for fiscal 2013, the Compensation Committee realigned the pre-established payout percentage of eligible operating earnings above threshold contract revenues under the first component of the plan to better reflect the Company’s earnings potential and the Compensation Committee’s assessment of the general economic environment.  This action increased the difficulty of a payout under the first component of the annual incentive plan.  The performance goals established by the Compensation Committee under the second component, the target percentage of base salary, and the total award caps were, in each case, the same as those established by the Compensation Committee for fiscal 2012.  At the time the Compensation Committee established the performance goals for fiscal 2013, it capped the maximum award under the annual incentive plan to Mr. Nielsen at 170% of his base salary and Mr. Estes at 140% of his base salary.  In addition, each of the two components under the plan was subject to an award cap as described below.  The amount earned under each of the components may be reduced at the discretion of the Compensation Committee.  The two components of the annual incentive plan are described in more detail below.

At the time the Compensation Committee established the performance goals for fiscal 2013, it reviewed the annual incentive plan and considered the uncertainties presented by the potential Quanta Acquisition.  These uncertainties related to both the timing as to when and whether an acquisition would occur and the level of integration and other costs that would be incurred.  Based upon this review, the Compensation Committee decided that the performance goals for the year should be determined without giving effect to significant acquisitions.  As a result, the performance goals for fiscal 2013 would be determined by excluding (i) amounts attributable to the business, including revenues and expenses, of any significant acquisition by the Company or its subsidiaries during fiscal 2013 (including the acquisition of a business through the purchase of assets) and (ii) the costs associated with the acquisition, whether or not the acquisition was consummated ((i) and (ii) together, the “Acquisition Related Items”).  With respect to costs, the amounts to be excluded include transaction and integration related costs (including out-of-pocket third-party costs relating to accounting, legal and investment banking services, financing costs and internal costs such as travel, benefits and other integration-related costs) that would not have been incurred but for such acquisition.  Therefore, each of the references in this discussion of the annual incentive plan to (w) contract revenues, (x) operating cash flow, (y) net income before annual incentive plan compensation and (z) operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) means such amounts as determined by excluding the Acquisition Related Items.

For fiscal 2013, the range of potential payouts and the actual amounts awarded under the annual incentive plan were as follows:

					Actual Award as a Percentage of Base Salary

	Target Percentage of Base Salary	Range of Potential Payout		Actual Award
Name		Minimum	Maximum
Steven E. Nielsen	85%	$0	$1,349,363	$942,261	119%
Timothy R. Estes	70%	$0	$759,347	$534,872	99%

First Component of Annual Incentive Plan

The first component of the annual incentive plan is determined by assessing fiscal 2013 earnings quality in relation to operating margin performance against a pre-established threshold percentage of contract revenues.  The performance goals established by the Compensation Committee for the first component of the annual incentive plan for fiscal 2013 applied a pre-established payout ratio to the Company’s operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage (2.0%) of contract revenues.  The payout percentage varies as a function of the Company’s cash flow ratio, which is measured as the ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements).

Each year, the Compensation Committee reviews each of the elements included in the annual incentive plan (including, but not limited to, the threshold percentage of contract revenues and the payout percentages for awards) and sets performance goals which reflect the Compensation Committee’s assessment of the Company’s earnings potential and the general economic environment.  Accordingly, performance goals may vary from year to year in order to ensure that an appropriate base level of performance is achieved before any award is paid out.  This review also ensures that the annual incentive plan performs as designed and incents superior performance aligned with achieving the Company’s strategic goals and operating plans.  In October 2012, the Compensation Committee performed such a review and decided to set the pre-established payout percentage of eligible operating earnings above threshold contract revenues at levels lower than those established for fiscal 2012.  The Compensation Committee believed that revised performance measures would continue to incent the achievement of superior performance and appropriately align pay and performance under the plan.

For fiscal 2013, the range of pre-established payout percentage was as follows:

Cash Flow Ratio	Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
	Steven E. Nielsen	Timothy R. Estes
less than 1.00	.60%	.40%
1.00 to 1.49	.90%	.55%
1.50 to 2.00	1.20%	.70%
greater than 2.00	1.95%	1.15%

Results between 1.00 and 2.00 are interpolated between the nearest two percentages based on the actual cash flow ratio achieved.  The use of a threshold amount ensured that the Company’s performance exceeded a pre-established base level before any award was earned by the Chief Executive Officer or the Chief Operating Officer.  Thus, under this component of the plan, no incentive is earned unless this base level of annual performance has been achieved.  The reliance on cash flow and earnings goals in determining the payout amount reflects the importance to the Company of both operating margins and cash flow discipline.

As designed, the fiscal 2013 performance goals provided that acceptable margins without solid cash flows resulted in a reduced award payment, while solid cash flows absent acceptable margins would result in no award payment at all.  Once the threshold percentage of 2.0% of contract revenues is met, only incremental earnings generate an award payout.  The use of both operating earnings and cash flow as performance measures ensures that only high-quality earnings result in the payout of awards, as both income statement and balance sheet performance is required.  The maximum cash incentive award under the first component of the plan was capped at 130% of base salary for Mr. Nielsen and 110% of base salary for Mr. Estes. Additionally, Mr. Nielsen would not earn an award under this component if the award, as calculated under the established performance measures, was less than 10% of his base salary for fiscal 2013.

As a result of the Company’s continued strong financial performance in fiscal 2013, Mr. Nielsen and Mr. Estes received the following payout under the first component:

	Eligible Operating Earnings Above Threshold Contract Revenues	Payout under First Component
Name		Payout Ratio Percentage	Award Payout
Steven E. Nielsen	$36,951,423	1.95%	$720,553
Timothy R. Estes	$36,544,033	1.15%	$420,256

Second Component of Annual Incentive Plan

The performance goals established by the Compensation Committee for the second component of the plan were unchanged from fiscal 2012 other than with respect to adjustments relating to significant acquisitions in fiscal 2013, as noted above.  The performance goals are operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage (1%) of contract revenues.  If this threshold is attained, a maximum payout of 40%, with respect to Mr. Nielsen, and 30%, with respect to Mr. Estes, of annual base salary was established. Although the amount available under the second component of the plan is driven by objective performance goals, the Compensation Committee considers the amount of the payout under the first component of the plan and also takes into consideration a number of non-financial performance factors to evaluate and determine whether Mr. Nielsen and Mr. Estes should be awarded the maximum payout or a lesser amount.

This performance goal is summarized in the following table:

Operating Earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements)	Pre-established Payout Percentage of Annual Base Salary
	Steven E. Nielsen	Timothy R. Estes
Less than or equal to 1% of Contract revenues	0%	0%
Greater than 1% of Contract revenues (maximum payout percentage)	40%	30%

For fiscal 2013, the Compensation Committee considered a number of non-financial factors, including actions taken to protect the Company’s intellectual property; the ongoing standardization of a number of software systems used by Company subsidiaries; and the progress made in integrating the operations of the subsidiaries acquired in the Quanta Acquisition.  The Compensation Committee considered these non-financial performance factors, the Company’s general financial performance and the amount of the payout under the first component of the plan in making a determination regarding the payout of an award under this second component.  In addition, in determining Mr. Nielsen’s award under this component of the annual incentive plan for fiscal 2013, the Compensation Committee considered the directors’ evaluation of Mr. Nielsen’s performance as Chairman of the Board and Chief Executive Officer for fiscal 2013, as reported by the Governance Committee.

Fiscal 2013 operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) exceeded the threshold of 1% of contract revenues, which meant that Mr. Nielsen and Mr. Estes were eligible for a payout under the second component of the annual incentive plan.  Based on the Compensation Committee’s review of the non-financial performance objectives and its determination of the achievement of the objectives, Mr. Nielsen and Mr. Estes received the following payout under the second component:

	Percentage of Maximum Amount Attained	Payout under Second Component
Name		Payout as a Percentage of Base Salary	Award Payout
Steven E. Nielsen	69.8%	27.9%	$221,708
Timothy R. Estes	70.4%	21.1%	$114,616

The actual annual incentive awards paid to Mr. Nielsen and Mr. Estes, as approved by the Compensation Committee, are set forth on the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 34 of this Proxy Statement.  Annual cash incentive award payments were made in October 2013 following conclusion of the audit of the Company’s fiscal 2013 financial statements.

Long-Term Equity-Based Compensation

For fiscal 2013, Named Executive Officers were eligible to receive long-term equity-based compensation awards under the Company’s 2003 Long-Term Incentive Plan and, subsequent to November 2012, its successor plan, the Company’s 2012 Long-Term Incentive Plan.  The 2012 Long-Term Incentive Plan was approved  by shareholders at the 2012 annual general meeting of shareholders and its terms are substantially similar to the 2003 Long-Term Incentive Plan.  For fiscal 2014, Named Executive Officers will only be eligible to receive long-term equity-based compensation awards under the 2012 Long-Term Incentive Plan.  The equity grants made to the Named Executive Officers have historically comprised different types of equity-based instruments awarded from time to time, including restricted stock units, performance-based restricted stock units and stock options.  Each year, the determination of the mix of equity-based instruments to be awarded is based on the Compensation Committee’s assessment of which share price appreciation-based, and time-based and performance-based full value awards best achieve the Company’s executive compensation program’s objectives of:

•

linking incentive compensation to Company performance;

•

creating long-term shareholder value;

•

aligning the financial interests of the Named Executive Officers with the financial interests of shareholders; and

•

rewarding actions that enhance long-term shareholder returns.

In making this determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential shareholder dilution, the general economic environment and the Compensation Committee’s resulting ability to set meaningful parameters for the Company’s performance, including the annual performance goals, and other relevant factors.  In addition, the Compensation Committee considers the balance between the long-term incentive value of the equity-based award to the Named Executive Officer and the corresponding compensation expense to the Company.  As a result, this allocation may vary year-over-year because of changes to one or more of the foregoing factors.

Performance vesting restricted stock units focus on long-term operational performance, which creates shareholder value, while stock options and time vesting restricted stock units emphasize the Company’s commitment to shareholder return.  Furthermore, long-term equity awards contain vesting provisions which are important to the retention of key executives. Except with respect to certain terminations following a change of control, continued employment at the time of vesting is required with respect to unvested long-term equity awards. Thus, the value of issued but unvested long-term equity awards meaningfully encourages executives to remain with the Company, as leaving results in the forfeiture of any unvested value of previously accumulated long-term equity awards. See “Potential Payments Upon Termination of Employment or Change of Control” on Page 39 of this Proxy Statement.

The Compensation Committee has generally made grants of long-term equity awards annually in December of each year to the Named Executive Officers.  However, performance vesting equity awards granted to the Chief Executive Officer and Chief Operating Officer have been made in October of each year to comply with Section 162(m) of the Internal Revenue Code.  For Named Executive Officers other than the Chief Executive Officer, individual long-term equity awards are recommended by the Chief Executive Officer for consideration and approval by the Compensation Committee.  In limited instances, long-term equity awards may also be granted to recognize outstanding performance during the year, at the initiation of employment for newly hired key executives, or upon renewal of employment agreements for existing key executives.  In fiscal 2013, no equity awards were made to the Named Executive Officers outside of the Company’s annual equity grant cycle.

Each year, the Compensation Committee reviews various forms of long-term equity awards in order to ensure that those awards are consistent with the Compensation Committee’s objectives regarding incenting superior performance, management retention, dilution, and other relevant factors.  Accordingly, for awards to the Chief Executive Officer and the Chief Operating Officer, the allocation among performance vesting restricted stock units, stock options and time vesting restricted stock units may be adjusted from year to year.  In October 2012, the Compensation Committee reviewed the allocation among performance vesting restricted stock units, stock options and time vesting restricted stock units for long-term equity awards granted to the Chief Executive Officer and the Chief Operating Officer.  At that time, the Compensation Committee determined that a 40%, 40% and 20% allocation among performance vesting restricted stock units, stock options and time vesting restricted stock units (based on the grant date values provided to the Compensation Committee by Compensation Strategies) was appropriate for long-term equity awards granted to the Chief Executive Officer and the Chief Operating Officer.  This allocation was consistent with the allocation of equity awards granted for fiscal 2012.  The Compensation Committee believes this allocation (i) reflects evolving long-term equity-based market compensation trends, (ii) increases the focus on the Company’s long-term financial performance without sacrificing the retention element of long-term equity-based compensation, and (iii) results in decreased shareholder dilution.

Each year, the Compensation Committee also reviews the types of long-term equity awards to be granted to Named Executive Officers other than the Chief Executive Officer and the Chief Operating Officer for consistency with the objectives set forth above.  As a result, this allocation is also subject to change from time to time.  In connection with the Compensation Committee’s assessment that performance vesting restricted stock units are better suited to retaining executive officers and rewarding their contributions to Company performance, in December 2012, fiscal 2013 equity awards made to Named Executive Officers, other than the Chief Executive Officer and the Chief Operating Officer, included performance vesting restricted stock units and time vesting restricted stock units, while no stock options were granted.

As a result of the factors discussed above, in December 2012, the Compensation Committee granted awards to

Mr. DeFerrari and Mr. Vilsoet under the 2012 Long-Term Incentive Plan consisting of (i) time vesting restricted stock units which vest ratably on the four subsequent anniversaries of the grant date and (ii) performance vesting restricted stock units which vest ratably in three annual installments beginning on the anniversary of the date of grant, subject to the Company achieving the Annual Goals (as described below).  See “Performance Vesting Restricted Stock Units—Other Named Executive Officers” on page 29 of this Proxy Statement for a more detailed discussion of the performance vesting restricted stock units awarded to Mr. DeFerrari and Mr. Vilsoet for fiscal 2013.  Based on the grant date values provided to the Compensation Committee by Compensation Strategies, these awards of time vesting restricted stock units and performance vesting restricted stock units resulted in an equity incentive allocation of 25% time vesting restricted stock units and 75% performance vesting restricted stock units.

Performance Vesting Restricted Stock Units — Chief Executive Officer and Chief Operating Officer.  In October 2012, awards of performance vesting restricted stock units were made to the Chief Executive Officer and the Chief Operating Officer under the 2003 Long-Term Incentive Plan.  The value of the units granted to the Chief Executive Officer and the Chief Operating Officer was determined, in part, using the average closing price of the Company’s common stock on the New York Stock Exchange for the 45-day trading period ending on the second trading day prior to the date of grant.  Performance vesting restricted stock units vest in three annual installments beginning on the anniversary of the date of grant subject to the Company achieving annual pre-tax income and operating cash flow goals (the “Annual Goals”) pre-established by the Compensation Committee for each of fiscal years 2013, 2014 and 2015.  As discussed below, in addition to the performance units earned when Annual Goals are met, each year the Chief Executive Officer and the Chief Operating Officer have the opportunity to earn supplemental units if the Company achieves cumulative qualifying earnings and operating cash flow ratio goals based on the previous three fiscal years (the “Three-Year Goals”).  Upon the satisfaction of the relevant vesting requirements discussed below, each performance vesting restricted stock unit is settled for one share of Company common stock.

As with the annual incentive plan, the Compensation Committee decided that the Annual Goals would be determined by excluding the Acquisition Related Items for fiscal 2013.  Similarly, for determining whether any supplemental units would be earned as a result of meeting the Three Year-Goals, amounts included in any three fiscal year measurement period that includes fiscal 2013 results would be determined by excluding the Acquisition Related Items for fiscal 2013.  As a result, each of the references in this discussion of the performance vesting restricted stock units to contract revenues, operating cash flow, operating earnings (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) means such amounts as determined by excluding the Acquisition Related Items.  In addition, with respect to the fiscal 2014 and 2015 annual performance periods under the fiscal 2013 grant, for purposes of determining Annual Goals and Three-Year Goals, operating earnings (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) and net income before incentive plan compensation will also be determined by excluding the amortization of intangible assets of significant acquisitions consummated in fiscal 2013.

For the annual performance unit awards to vest, the Company’s operating earnings (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) must exceed certain pre-established targets, which are set forth as a percentage of contract revenue.  If such earnings are less than or equal to 2.5% of contract revenues, no performance unit award will vest and, subject to reduction as described below, 100% of the potential award will vest if such earnings equal or exceed 5.0% of contract revenue.  For qualifying earnings between these amounts the percentage of the potential award vesting is interpolated between zero and 100%.  The amount of annual performance units subject to vesting each year will be reduced to 75% of the award otherwise earned if the ratio of operating cash flow for the fiscal period is less than net income for the period (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements).  The Compensation Committee believes that performance targets are set at a level consistent with superior performance.

The components of the Annual Goals and the potential annual payout of performance vesting restricted stock units are summarized as follows:

Fiscal Year Qualifying Earnings	Potential Vesting Percentage	Fiscal Year Ratio of Operating Cash Flow to Qualifying Net Income	Award Payout Percentage

2.5% or less of Contract revenue	None	—	—

2.51% to 4.99% of Contract revenue	0.1% to 100%	Less than 1.0 1.0 or greater	75% 100%

5.0% or more of Contract revenue	100%	Less than 1.0 1.0 or greater	75% 100%

Due to the vesting requirements and the general uncertainty regarding the economy, including the industry in which the Company operates, the likelihood that the pre-established targets described above will be achieved may vary greatly from year to year.  The use of a threshold amount ensured that performance exceeded a pre-established base level before any award is earned.  The reliance on earnings and cash flow goals in determining the level of vesting reflects the importance to the Company of both operating margins and cash flows.  Similar to the annual incentive plan, no award is earned absent acceptable margins and the level of award is reduced if the pre-established cash flow criteria are not met.  The use of both operating earnings and cash flow as performance measures ensure that both income statement and balance sheet performance are required to earn the maximum award.

If the Three-Year Goals are achieved, the Chief Executive Officer and the Chief Operating Officer will each vest in additional restricted stock units of up to 100% of the number of performance units vesting in that fiscal year upon the satisfaction of the relevant Annual Goals.  Vesting of these supplemental units only occurs if cumulative operating earnings for the three-year period (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) exceed certain pre-established targets, which are set forth as a percentage of contract revenue.  If such cumulative qualifying earnings for the three-year period are more than 7.51% of cumulative contract revenues for the period but less than 10% of cumulative contract revenue for the period, a supplemental award of 50% of the number of performance units vesting upon the satisfaction of the Annual Goals will be earned so long as cumulative operating cash flow for such period is greater than cumulative net income (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt and termination of debt agreements) for the period.  If such cumulative qualifying earnings for the three-year period are 10.01% or more of cumulative contract revenues for the period, a supplemental award of 100% of the number of performance units vesting upon the satisfaction of the Annual Goals will be earned so long as cumulative operating cash flow for such period is greater than cumulative net income (before asset impairments, amounts recorded for performance share and performance units and amounts associated with the extinguishment of debt and termination of debt agreements) for the period.  No supplemental units will vest if such operating cash flow is not equal to or greater than such net income, in each case as measured over the same cumulative three-year period.

The components of the Three-Year Goals and the potential payout of performance units are summarized as follows:

Cumulative Qualifying Earnings for the Applicable Three-Year Period	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income for the Applicable Three-Year Period	Supplemental Payout Percentage
7.51% to 10.00% of Contract revenue	Less than 1.0 1.0 or greater	0% 50%

10.01% of Contract revenue or greater	Less than 1.0 1.0 or greater	0% 100%

Supplemental units are earned only in a fiscal year for which units are awarded for meeting the Annual Goals.  Consequently, strong prior performance does not ensure vesting if unaccompanied by current fiscal year performance.  The three-year performance required to earn supplemental units is meaningfully more difficult than that required to earn an annual award and would only be triggered by operating earnings and cash flow performance that is significantly better than that of fiscal 2013.  The performance measures selected, operating margin and cash flow, require both income statement and balance sheet performance on a three-year cumulative basis.  These performance measures provide that good margins without acceptable cash flows result in reduced vesting of the annual awards or the elimination of vesting of any supplemental awards, while acceptable cash flows absent acceptable margins result in no vesting.  Over the last five years, there has been  no vesting of supplemental units.

The awards of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2013 totaled $703,359 in aggregate share value (based on the closing price of a share of Company common stock on the date of grant, October 24, 2012, and the target number of awards under each grant).  This amount represented 52.6% of their aggregate base salaries, with the Chief Executive Officer receiving 54.4% of his base salary in the form of performance vesting restricted stock units and the Chief Operating Officer receiving 50.1% of his base salary in the form of performance vesting restricted stock units.

Based on the Company’s fiscal 2013 financial performance, the Chief Executive Officer and the Chief Operating Officer will vest in the following percentage of their respective target annual awards with respect to the fiscal 2013 grants of performance vesting restricted stock units.

Name	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
Steven E. Nielsen	5.2%	2.7x	100.0%	10,385
Timothy R. Estes	5.2%	2.7x	100.0%	6,542

Mr. Nielsen and Mr. Estes were also granted awards of performance vesting restricted stock units in fiscal 2012 and 2011.  The annual goals and the three-year goals under the fiscal 2012 and 2011 awards are the same as those set forth above with respect to the fiscal 2013 awards, except to the extent that the three-year measurement period is determined by the fiscal year of the grant. Attainment of the annual performance goals under the fiscal 2012 and 2011 awards was determined similarly to the 2013 awards. Based on fiscal 2013 performance, Mr. Nielsen and Mr. Estes will vest in 16,590 and 10,462 shares of common stock, respectively, representing 100% of target annual awards with respect to the fiscal 2012 and 2011 grants of performance vesting restricted stock units.

Based on results for the fiscal 2011-2013 period, no supplemental awards were earned with respect to the fiscal 2013, 2012 or 2011 grants of performance vesting restricted stock units.

Information regarding the fair value and the number of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer in fiscal 2013 is shown in the Grant of Plan-Based Awards Table on page 35 of this Proxy Statement.

Performance Vesting Restricted Stock Units — Other Named Executive Officers.  In December 2012, an award of performance vesting restricted stock units was made to each of Mr. DeFerrari and Mr. Vilsoet under the 2012 Long-Term Incentive Plan.  The value of the units granted to Mr. DeFerrari and Mr. Vilsoet was determined, in part, using an average of the closing price of the Company’s common stock on the New York Stock Exchange for the 45-day trading period ending on the second trading day prior to the date of the grant.  The units vest in three annual installments beginning on the anniversary of the date of grant and are subject to the same Annual Goals applicable to the fiscal 2013 awards of performance vesting restricted stock units granted to the Chief Executive Officer and the Chief Operating Officer.  The three-year goals under the fiscal 2013 awards are also the same as the Three-Year Goals applicable to the Chief Executive Officer and the Chief Operating Officer. The attainment of performance goals for the 2013-2015 performance period will be determined in a manner consistent with that described above for the Chief Executive Officer and the Chief Operating Officer.

Awards of performance vesting restricted stock units represented $641,202 in aggregate share value to Mr. DeFerrari and Mr. Vilsoet (based on the closing price of a share of Company common stock on the date of grant, December 14, 2012, and the target number of awards under each grant). This amount represented 87.6% of their aggregate base salaries. The value of the individual grants received by Mr. DeFerrari and Mr. Vilsoet was approximately 90.8% of Mr. DeFerrari’s base salary and approximately 84.2% of Mr. Vilsoet’s base salary.

Based on the Company’s fiscal 2013 financial performance, Mr. DeFerrari and Mr. Vilsoet will vest in 100% of their respective target annual awards under the fiscal 2013 grants of performance vesting restricted stock units, or 6,098 units and 5,350 units, respectively.

Mr. DeFerrari and Mr. Vilsoet were also granted awards of performance vesting restricted stock units in fiscal 2012.  The annual goals and three-year goals under the fiscal 2012 award were the same as those set forth above with respect to the fiscal 2013 awards. Attainment of the annual performance goals under the fiscal 2012 awards was determined similarly to the 2013 awards. Based on fiscal 2013 performance, Mr. DeFerrari and Mr. Vilsoet will vest in 5,600 and 4,910 shares of common stock, respectively, representing 100% of target annual awards with respect to the fiscal 2012 grant.  Based on results for the fiscal 2011-2013 period, no supplemental awards were earned by Mr. DeFerrari or Mr. Vilsoet with respect to the fiscal 2013 or 2012 grants of performance vesting restricted stock units.  Information regarding the fair value and the number of performance vesting restricted stock units granted to Mr. DeFerrari and Mr. Vilsoet in fiscal 2013 is shown in the Grant of Plan-Based Awards Table on page 35 of this Proxy Statement.

Stock Options.  Stock options are a contract between the Company and the option holder, which represents the opportunity to purchase shares of the Company’s common stock at a fixed price at a future date.  This generally aligns the Named Executive Officers’ incentives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of grant.  Stock options also inherently reward performance, as it is the Company’s performance over an extended period that causes the value of its common stock, and the value of the stock options, to increase.

In December 2012, the Compensation Committee granted stock options under the 2012 Long-Term Incentive Plan having an aggregate grant date value of approximately $1,399,997 based on the Black-Scholes model valuation to the Chief Executive Officer and the Chief Operating Officer at an exercise price equal to the closing price of the underlying Company common stock on the date of grant. The value of the individual stock option grants received by Mr. Nielsen and Mr. Estes was approximately 108.2% and 99.8% of their base salaries, respectively.  No stock options were granted to Mr. DeFerrari or Mr. Vilsoet in fiscal 2013.  Information regarding stock options awarded during fiscal 2013 is shown in the Grant of Plan-Based Awards Table on page 35 of this Proxy Statement.

Time Vesting Restricted Stock Units.  A time vesting restricted stock unit is an award that converts into shares of the Company’s common stock on a one-for-one basis once a time-based vesting requirement is met. These awards are not subject to performance conditions, but are designed to enhance retention of the Named Executive Officers by rewarding continued employment, as leaving the Company results in the forfeiture of the unvested awards.  This retention effect is further enhanced as the price of the Company’s common stock increases.

Because the value of time vesting restricted stock units increases as the market value of the Company’s common stock increases, time vesting restricted stock units also provide incentive for award recipients to drive performance that leads to improvement in the market value of the Company’s common stock.  The shares of common stock received by the Named Executive Officers (other than the Chief Executive Officer) upon vesting of the time vesting restricted stock units are subject to shareholding requirements, see “Shareholding Requirements” on page 32 of this Proxy Statement.

In December 2012, time vesting restricted stock units having an aggregate grant date value of approximately $696,130 were granted to Mr. Nielsen, Mr. Estes, Mr. DeFerrari and Mr. Vilsoet.  The value of the individual grants received by the Named Executive Officers was approximately 35.6% of Mr. Nielsen’s base salary, 32.8% of Mr. Estes’s base salary, 33.3% of Mr. DeFerrari’s base salary and 31.0% of Mr. Vilsoet’s base salary. The time vesting restricted stock units will vest in equal installments on the first, second, third and fourth anniversaries of the date such units are granted.

Information regarding the fair value and the number of time vesting restricted stock units that the Named Executive Officers were granted in December 2012 is shown in the Grant of Plan-Based Awards Table on page 35 of this Proxy Statement.  Information regarding the number of shares of time vesting restricted stock units and the value realized on vesting in fiscal 2013 is shown in the Option Exercises and Stock Vested Table on page 38 of this Proxy Statement.

Other Benefits

The Company provides a range of retirement and health and welfare benefits that are designed to assist in attracting and retaining employees and to reflect the competitive practices of the companies in the Peer Group.  The Named Executive Officers are eligible for the following benefits:

401(k) Plan.  The Company maintains a tax qualified defined contribution retirement plan (the “401(k) Plan”) that covers substantially all salaried and hourly employees.  Each of the Named Executive Officers participates in the 401(k) Plan.  Participants may contribute up to 15% of their compensation on a before-tax basis into their 401(k) Plan accounts, subject to statutory limits.  In addition, the Company matches an amount equal to 30% for each dollar contributed by participants on the first 5% of their eligible earnings.

Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the “additions” that can be made to a participant’s 401(k) Plan account each calendar year.  “Additions” include Company matching contributions, before-tax contributions made by a participant and participant after-tax contributions.  In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan.

The Company does not maintain any defined benefit pension plan, non-tax qualified supplemental retirement plan or non-tax qualified deferred compensation plan.

Health and Welfare Plans.  Benefits for active employees such as medical, dental, vision, life insurance and disability coverage are available to substantially all salaried and hourly employees through our flexible benefits plan.  Employees contribute to the cost of the benefits plan by paying a portion of the premium costs.

Named Executive Officers participate in the medical, dental and vision plans on terms identical with those afforded all other employees.  In addition, the Company provides certain key employees, including the Named Executive Officers, with additional life insurance and disability coverage at no cost to the individual.  The amount paid on behalf of the Named Executive Officers is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 34 of this Proxy Statement.

Perquisites and Executive Benefits.  The Company provides executive officers, including the Named Executive Officers, with limited perquisites and executive benefits, such as premiums paid by the Company for group term life insurance and long-term disability insurance.  The Company also provides matching contributions to the Dycom Industries, Inc. Retirement Savings Plan on the same basis as made to all employees of the Company.  The Compensation Committee periodically reviews the perquisites provided to the Company’s executive officers under the executive compensation program.

Severance and Change in Control Benefits

The Named Executive Officers are provided with severance benefits under individual arrangements negotiated with the Company.  The Company provides for the payment of severance benefits to the Named Executive Officers upon certain types of employment terminations both prior to and following a change of control.  In addition, the Company also provides for the vesting of certain equity-based awards upon the occurrence of a change of control, but only if an executive’s employment terminates on or following the change of control under certain circumstances.  Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction.  These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value.  The terms and payment amounts reflect the Compensation Committee’s determination of competitive practices at those companies that the Company competes with for executive talent at the time the arrangements were entered into and were based, in part, on market information provided by its independent compensation consultant.

The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements upon the occurrence of certain events, is set forth under the Potential Payments upon Termination of Employment or Change of Control table beginning on page 39 of this Proxy Statement.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the non-employee directors to further align their economic interests with those of the Company’s shareholders.  Under these guidelines, the Chief Executive Officer is required to own shares of Company common stock representing at least six times his annual base salary and each non-employee director is required to own shares representing at least five times the annual retainer fee paid to such non-employee director.  For these purposes, stock ownership includes shares (including time vesting restricted stock units) owned directly or held in trust by an individual.  It does not include shares that an individual has the right to acquire through stock options or performance vesting restricted stock or performance vesting restricted stock units.  Based on the closing price of the Company’s common stock shortly prior to the time the guidelines were established, the Board of Directors has set the minimum number of shares at 265,000 shares for the Chief Executive Officer and 10,000 shares for each non-employee director.  These guidelines replace the shareholding requirements under the Company’s long-term incentive plan set forth below with respect to the Chief Executive Officer.

In order to satisfy the ownership thresholds, each individual is required to retain 50% of the net after-tax shares that he or she acquires under the Company’s equity plans until the thresholds are achieved.  No sales of existing shareholdings are permitted until the required thresholds are attained, but once attained, the individual may sell any shares that exceed the applicable threshold.  Although the Named Executive Officers, other than the Chief Executive Officer, are not subject to the stock ownership guidelines, they continue to be subject to the shareholding requirements set forth below.

The Board of Directors will periodically review these guidelines and may make appropriate adjustments.  The guidelines are expected to be met within five years of the date they were established or, if later, from the date that the individual initially joins the Board of Directors or is appointed to the position of Chief Executive Officer.  As of September 30, 2013, the Chief Executive Officer has exceeded the stock ownership threshold, and each of the non-employee directors has either exceeded the stock ownership threshold or is making satisfactory progress toward achieving the threshold.  As of July 27, 2013, Mr. Nielsen held a total of approximately 600,000 shares of the Company’s common stock.

Shareholding Requirements

Awards of time vesting restricted stock and time vesting restricted stock units granted to the Named Executive Officers and key employees are subject to shareholding requirements.  In September 2011, this shareholding requirement, as applicable to the Chief Executive Officer, was replaced with the stock ownership guidelines discussed in the preceding section.  The shareholding requirements continue to apply to all other Named Executive Officers and all key employees who receive awards of time vesting restricted stock and time vesting restricted stock units.  As provided by these shareholding requirements, as each grant vests, the recipient is required to retain, on account with the Company’s stock transfer agent, one-half of the shares that have vested, net of shares withheld to pay taxes.  The shareholding requirement continues until the shares on account are equal in value to the recipient’s base salary then in effect.  From that point forward, the recipient is free to sell shares that vest subsequently, but must continue to hold on account those shares required to satisfy the applicable threshold until termination of employment with the Company.  All restrictions on those shares held by the transfer agent lapse 90 days after the recipient is no longer employed by the Company.  As of July 27, 2013, the Company has determined that each of the Named Executive Officers is making satisfactory progress towards their respective goals.

Reflecting these requirements, as of July 27, 2013, Company employees (other than the Chief Executive Officer) collectively held, on account with the Company’s stock transfer agent, a total of approximately 89,374 shares, and each of Mr. Estes, Mr. DeFerrari and Mr. Vilsoet held a total of approximately  8,533 shares, 9,449 shares and 8,239 shares, respectively, pursuant to this shareholding requirement.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million for its named executive officers (excluding the Chief Financial Officer) employed on the last day of the fiscal year, unless certain specific performance measures are satisfied.  While the executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as qualified performance based compensation, the Compensation Committee retains the flexibility and discretion to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).  For fiscal 2013, the Company estimates that approximately $100,094 of executive compensation expenses will not be deductible under Section 162(m).

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A generally regulates most forms of nonqualified deferred compensation. The Company believes it is in compliance with Code Section 409A and the regulations promulgated thereunder.

Accounting Rules

The Compensation Committee takes into consideration the accounting treatment of equity-based incentive awards under Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation when determining the form and timing of equity grants to employees, including the Named Executive Officers.  The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity-based incentive award made to the Company’s employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended July 27, 2013.

The foregoing report has been furnished on behalf of the Board of Directors by the undersigned members of the Compensation Committee.

Compensation Committee

Thomas G. Baxter, Chair

Charles B. Coe

Patricia L. Higgins

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the next two highest paid individuals who were serving as executive officers on July 27, 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(5) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total(6) ($)
Steven E. Nielsen	2013	$793,743	$-	$713,894	$858,893	$942,261	$5,267	$3,314,058
President and Chief Executive Officer	2012	$772,500	$-	$782,460	$732,327	$941,868	$5,366	$3,234,521
	2011	$750,000	$-	$393,992	$858,320	$1,220,000	$5,389	$3,227,701
H. Andrew DeFerrari	2013	$376,065	$282,049	$466,862	$-	$-	$5,328	$1,130,304
Senior Vice President and Chief Financial Officer	2012	$366,000	$173,850	$440,296	$-	$-	$5,549	$985,695
	2011	$340,000	$170,000	$83,280	$300,412	$-	$5,424	$899,116
Timothy R. Estes	2013	$542,391	$-	$449,754	$541,104	$534,872	$8,295	$2,076,416
Executive Vice President and Chief Operating Officer	2012	$527,875	$-	$493,562	$461,760	$528,346	$8,372	$2,019,915
	2011	$512,500	$-	$247,932	$557,908	$688,000	$8,406	$2,014,746
Richard B. Vilsoet	2013	$355,977	$266,983	$410,180	$-	$-	$4,986	$1,038,126
Vice President, General Counsel and Secretary	2012	$346,450	$164,564	$386,115	$-	$-	$5,062	$902,191
	2011	$333,125	$166,500	$83,280	$300,412	$-	$5,124	$888,441

(1)	Bonuses for the fiscal year ended July 27, 2013 were paid in October 2013.

(2)

As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock and option awards granted during the relevant fiscal years computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). For performance based awards included in the “Stock Awards” column, the grant date fair value represents the probable outcome of the awards rather than the maximum potential value.  Please refer to “Compensation Discussion and Analysis—Long-Term Equity-Based Compensation” beginning on page 26 this Proxy Statement for a description of the performance vesting restricted stock units, stock options and time vesting restricted stock units (see footnote 5 below for the maximum potential value of all stock based awards). For information on the valuation assumptions used in these computations, see Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended July 27, 2013.  The terms applicable to the stock awards and the option awards granted for the fiscal year ended July 27, 2013 are set forth below in the “Grant of Plan-Based Awards” table.

(3)	The incentive compensation awards under the Annual Incentive Plan for fiscal year ended July 27, 2013 were paid in October 2013.

(4)

All Other Compensation for fiscal 2013 consists of (i) Company contributions to the Dycom Industries, Inc. Retirement Savings Plan (Mr. Nielsen — $3,755; Mr. DeFerrari — $3,840; Mr. Estes — $3,825; Mr. Vilsoet — $2,526); and (ii) premiums paid by the Company for group term life and long-term disability insurance (Mr. Nielsen — $1,512; Mr. DeFerrari — $1,488; Mr. Estes — $4,470; Mr. Vilsoet — $2,460).

(5)

The maximum potential grant date fair value for the fiscal 2013 performance vesting restricted units  in the preceding table was as follows: Mr. Nielsen, $863,022; Mr. DeFerrari, $683,098; Mr. Estes, $543,696; and Mr. Vilsoet, $599,308.  The number of performance vesting restricted stock units that will vest could be as low as zero depending on performance over the relevant period and the value realized will depend on the stock price at the time of vesting.  The grant date fair value for the fiscal 2013 time vesting restricted units included in the Stock Awards column in the preceding table was as follows: Mr. Nielsen, $282,384; Mr. DeFerrari, $125,313; Mr. Estes, $177,906; and Mr. Vilsoet, $110,526.

(6)	Represents total of all columns in table.

Grant of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of restricted stock units and stock options under the 2003 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan, as applicable, and the potential range of awards that were approved under the Annual Incentive Plan for each of the Named Executive Officers for the fiscal year ended July 27, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven E. Nielsen	10/24/2012	$-	$674,682	$1,349,363	-	-	-	-	-	$-	$-
	10/24/2012	$-	$-	$-	234	31,156	62,312	-	-	$-	$431,511
	12/14/2012	$-	$-	$-	-	-	-	15,125	-	$-	$282,384
	12/14/2012	$-	$-	$-	-	-	-	-	71,749	$18.67	$858,893
H. Andrew DeFerrari	12/14/2012	$-	$-	$-	-	-	-	6,712	-	$-	$125,313
	12/14/2012	$-	$-	$-	137	18,294	36,588	-	-	$-	$341,549
Timothy R. Estes	10/24/2012	$-	$379,674	$759,347	-	-	-	-	-	$-	$-
	10/24/2012	$-	$-	$-	147	19,628	39,256	-	-	$-	$271,848
	12/14/2012	$-	$-	$-	-	-	-	9,529	-	$-	$177,906
	12/14/2012	$-	$-	$-	-	-	-		45,202	$18.67	$541,104
Richard B. Vilsoet	12/14/2012	$-	$-	$-	-	-	-	5,920	-	$-	$110,526
	12/14/2012	$-	$-	$-	120	16,050	32,100	-	-	$-	$299,654

(1)

Mr. Nielsen’s and Mr. Estes’s fiscal 2013 annual incentive plan (“AIP”) compensation is derived from performance measures that were established within 90 days of the beginning of the fiscal year pursuant to Section 162(m) of the Internal Revenue Code. The AIP for fiscal 2013 was comprised of two components. The first component applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage of contract revenues. The payout ratio varied as a function of the Company’s cash flow performance, which was measured as a ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements). For fiscal 2013, the first component of the AIP provided that Mr. Nielsen receive an annual incentive award only if the award as calculated equaled or exceeded 10% of his base salary. The second component of the AIP applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage of contract revenue. With respect to the second component of the AIP, the Compensation Committee established a number of non-financial performance criteria to be met in determining whether Mr. Nielsen and Mr. Estes were to be awarded the full amount available under this component of the AIP. The performance measures for fiscal 2013 were determined excluding the Acquisition Related Items. The maximum annual incentive award payable to Mr. Nielsen for fiscal 2013 was set at 170% of his base salary and the maximum annual incentive award payable to Mr. Estes for fiscal 2013 was set at 140% of his base salary. Mr. Nielsen’s and Mr. Estes’s actual fiscal 2013 incentive plan payout of $942,261 and $534,872, respectively, was paid in October 2013, as set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 34 of this Proxy Statement.

(2)

Represents performance vesting restricted stock units (“PRSUs”) for the fiscal 2013 to 2015 performance period granted under the Company’s 2003 Long-Term Incentive Plan with respect to the PRSUs granted to Mr. Nielsen and Mr. Estes, and under the Company's 2012 Long-Term Incentive Plan (the successor plan to the Company's 2003 Long-Term Incentive Plan) with respect to the PRSUs granted to Mr. DeFerrari and Mr. Vilsoet.  The terms of the 2003 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan are substantially similar.  The PRSUs vest in three substantially equal annual installments on the anniversary of the date of grant, subject to meeting certain performance targets.  The full amount of target awards with respect to the fiscal 2013 performance period will vest in October 2013 for Mr. Nielsen and Mr. Estes and December 2013 for Mr. DeFerrari and Mr. Vilsoet, based on the fiscal 2013 performance.

(3)

Represents time vesting restricted stock units (“TRSUs”) granted under the Company’s 2012 Long-Term Incentive Plan. The TRSUs vest in four equal annual installments beginning on or about the anniversary date of the grant.

(4)	Represents stock options granted under the Company’s 2012 Long-Term Incentive Plan. The stock options vest in four equal annual installments beginning on the anniversary date of the grant.

(5)

The amounts in this column do not represent amounts that Named Executive Officers received or are entitled to receive.  As required by SEC rule, this column represents the grant date fair value of PRSUs at target amounts, TRSUs, and stock options granted to the Named Executive Officers during fiscal 2013. For PRSUs, only the grant date fair value for actual awards vested will be recognized by the Company in the financial statements.  For TRSUs and stock options granted, the full grant date fair value is the amount that the Company will recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures.  The grant date fair value was determined under FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended July 27, 2013 regarding assumptions underlying valuation of equity awards. In the case of the PRSUs, the grant date fair value is based on the target number of awards.

Narrative Accompanying Grant of Plan-Based Awards Table

The equity incentive awards granted to Messrs. Nielsen and Estes on October 24, 2012, and to Mr. DeFerrari and Mr. Vilsoet on December 14, 2012 were subject to the Company achieving the Annual Goals established by the Compensation Committee. The Annual Goals were pre-established performance measures based upon (a) pre-tax operating earnings (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements), in excess of 2.5% of contract revenues and (b) the ratio of operating cash to net income (before asset impairment, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements).  Each of the Named Executive Officers’ target awards vest in three substantially equal installments subject to the Company achieving the Annual Goals in each of fiscal years 2013, 2014 and 2015.  In the event the Company achieves the Annual Goals with respect to a performance period and the Company also achieves additional goals established by the Compensation Committee which are based, for each year, on the trailing three-year period, each of the Named Executive Officers will vest in up to an additional 100% of the number of shares of the target award that vested in such annual performance period. These additional goals are pre-established performance measures for the indicated period based upon (a) pre-tax operating earnings (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements), in excess of 7.5% of contract revenues and (b) the ratio of operating cash flow to net income (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt).  As discussed above under “Compensation Discussion and Analysis—Long-Term Equity-Based Compensation”,  the Compensation Committee decided that the Annual Goals would be determined by excluding the Acquisition Related Items for fiscal 2013.  Similarly, for determining whether any supplemental units would be earned as a result of meeting the Three Year-Goals, amounts included in any three fiscal year measurement period that includes fiscal 2013 results would be determined by excluding the Acquisition Related Items for fiscal 2013 and, for fiscal 2014 and 2015, will exclude amounts recorded for the amortization of intangible assets of acquisitions consummated in fiscal 2013.

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all outstanding equity awards held by each of the Named Executive Officers as of July 27, 2013.

		Option Awards(1)				Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Steven E. Nielsen	11/25/03	68,000	-	$25.18	11/25/2013
	11/22/04	75,000	-	$34.64	11/22/2014
	07/07/08	20,154	-	$12.97	7/7/2018
	12/15/08	70,000	-	$6.83	12/15/2018
	12/16/09	93,750	31,250	$8.55	12/16/2019
	12/17/10	50,000	50,000	$13.88	12/17/2020
	12/15/11	14,277	42,833	$19.56	12/15/2021
	12/14/12	-	71,749	$18.67	12/14/2022
	12/14/12					15,125(3)	$400,510
	12/15/11					9,473(4)	$250,845
	12/17/10					8,750(5)	$231,700
	12/16/09					5,000(6)	$132,400
	10/19/10					7,127(7)	$188,723
	10/24/11					9,463(7)	$250,580
	10/24/12					10,385(7)	$274,995
	10/24/11							9,463(8)	$250,580
	10/24/12							20,771(9)	$550,016
H. Andrew DeFerrari	07/14/04	10,000	-	$25.78	7/14/2014
	11/22/04	10,000	-	$34.64	11/22/2014
	12/15/08	20,000	-	$6.83	12/15/2018
	12/16/09	26,250	8,750	$8.55	12/16/2019
	12/17/10	17,500	17,500	$13.88	12/17/2020
	12/14/12					6,712(3)	$177,734
	12/15/11					4,283(4)	$113,414
	12/17/10					3,000(5)	$79,440
	12/16/09					1,750(6)	$46,340
	12/15/11					5,600(7)	$148,288
	12/14/12					6,098(7)	$161,475
	12/15/11							5,600(10)	$148,288
	12/14/12							12,196(11)	$322,950
Timothy R. Estes	11/24/03	50,000	-	$25.07	11/24/2013
	11/22/04	50,000	-	$34.64	11/22/2014
	12/16/09	-	20,000	$8.55	12/16/2019
	12/17/10	32,500	32,500	$13.88	12/17/2020
	12/15/11	9,002	27,008	$19.56	12/15/2021
	12/14/12	-	45,202	$18.67	12/14/2022
	12/14/12					9,529(3)	$252,328
	12/15/11					5,978(4)	$158,297
	12/17/10					5,500(5)	$145,640
	12/16/09					3,125(6)	$82,750
	10/19/10					4,494(7)	$119,001
	10/24/11					5,968(7)	$158,033
	10/24/12					6,542(7)	$173,232
	10/24/11							5,968(8)	$158,033
	10/24/12							13,086(9)	$346,517
Richard B. Vilsoet	05/09/05	25,000	-	$24.88	5/9/2015
	12/15/08	20,000	-	$6.83	12/15/2018
	12/16/09	26,250	8,750	$8.55	12/16/2019
	12/17/10	17,500	17,500	$13.88	12/17/2020
	12/14/12					5,920(3)	$156,762
	12/15/11					3,758(4)	$99,512
	12/17/10					3,000(5)	$79,440
	12/16/09					1,750(6)	$46,340
	12/15/11					4,910(7)	$130,017
	12/14/12					5,350(7)	$141,668
	12/15/11							4,910(10)	$130,017
	12/14/12							10,700(11)	$283,336

(1)	Options vest ratably in four annual installments commencing on the first anniversary of the date of grant. All exercisable options are fully vested.

(2)	The dollar value in the “Stock Awards” column was determined using a share price of $26.48, the closing price of a share of the Company’s common stock on the New York Stock Exchange at July 26, 2013.

(3)

On December 14, 2012, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 15,125, 6,712, 9,529 and 5,920 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2013.

(4)

On December 15, 2011, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 12,630, 5,710, 7,970 and 5,010 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2012.

(5)

On December 17, 2010, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 17,500, 6,000, 11,000 and 6,000 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2011.

(6)

On December 16, 2009, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 20,000, 7,000, 12,500 and 7,000 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2010.

(7)

Represents 100% of the performance vesting restricted stock units for the fiscal 2013 performance period which will vest on the anniversary of the date of grant for Messrs. Nielsen and Estes and on December 14, 2013 for Messrs. DeFerrari and Vilsoet, as a result of meeting certain of the fiscal 2013 performance targets.

(8)

On October 24, 2011, Mr. Nielsen and Mr. Estes were granted 28,389 and 17,903 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2014 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 24, 2012, subject to meeting certain performance targets.

(9)

On October 24, 2012, Mr. Nielsen, and Mr. Estes were granted 31,156 and 19,628 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2014 and fiscal 2015 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 24, 2013, subject to meeting certain performance targets.

(10)

On December 15, 2011, Mr. DeFerrari and Mr. Vilsoet were granted 16,800 and 14,730 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2014 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2012, subject to meeting certain performance targets.

(11)

On December 14, 2012, Mr. DeFerrari and Mr. Vilsoet were granted 18,294 and 16,050 performance vesting restricted stock units, respectively. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the fiscal 2014 and fiscal 2015 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on December 14, 2013, subject to meeting certain performance targets.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to stock options and restricted stock units awarded to the Named Executive Officers that were exercised or vested, respectively, during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven E. Nielsen			5,775	$81,947	(2)
			7,127	$98,566	(3)
			9,463	$131,063	(4)
			15,657	$292,316	(5)
H. Andrew DeFerrari			5,427	$101,322	(5)
			5,600	$104,552	(6)
Timothy R. Estes	155,000	$ 1,707,010
			3,516	$49,892	(2)
			4,493	$62,138	(3)
			5,967	$82,643	(4)
			9,742	$181,883	(5)
Richard B. Vilsoet			5,252	$98,055	(5)
			4,910	$91,670	(6)

(1)

The amount shown in this column reflects the value realized upon the exercise of vested stock options.  The value realized is the difference between the fair market value of the Company's common stock on the date of exercise and the exercise price of the option.

(2)

Represents  performance vesting restricted stock units that vested on October 8, 2012. The value realized was determined by multiplying the number of shares acquired on vesting by $14.19, the closing price of the Company’s common stock on the vesting date.

(3)

Represents  performance vesting restricted stock units that vested on October 19, 2012. The value realized was determined by multiplying the number of shares acquired on vesting by $13.83, the closing price of the Company’s common stock on the vesting date.

(4)

Represents  performance vesting restricted stock units that vested on October 24, 2012. The value realized was determined by multiplying the number of shares acquired on vesting by $13.85, the closing price of the Company’s common stock on the vesting date.

(5)

Represents time vesting restricted stock units that vested on December 14, 2012. The value realized was determined by multiplying the number of shares acquired on vesting by $18.67, the closing price of the Company’s common stock on the vesting date.

(6)

Represents performance vesting restricted stock units that vested on December 14, 2012. The value realized was determined by multiplying the number of shares acquired on vesting by $18.67, the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change of Control

The Company has entered into certain arrangements that will require it to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of the Company. The amount of compensation that is potentially payable to each Named Executive Officer in each situation is shown in the table below. The amounts assume that a termination of employment and/or change of control event occurred on July 27, 2013 and, where applicable, uses the closing price of a share of the Company’s common stock on July 26, 2013 ($26.48).

The amounts for Mr. Nielsen, Mr. DeFerrari, Mr. Estes, and Mr. Vilsoet are estimates based only on hypothetical assumptions and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would be known only at the time they become eligible for payment.

The following table and the narrative that follows describe the potential payments upon termination of employment or a change of control of the Company as of July 27, 2013.

Name	Termination of Employment for Cause, Resignation without Good Reason, Disability or Retirement	Termination of Employment without Cause(1)		Resignation for Good Reason(1)		Failure to Renew Employment Agreement at Substantially No Less Terms than Existing Agreements

								Change of Control
								Termination without Cause(1)		Resignation for Good Reason(1)

Steven E. Nielsen
Severance	$-	$5,485,358	(2)	$5,485,358	(2)	$1,828,453	(3)	$6,520,068	(4)	$6,520,068	(4)
Stock Options	$-	$-		$-		$-		$2,047,077	(5)	$2,047,077	(5)
Stock Awards	$-	$-		$-		$-		$2,530,349	(6)	$2,530,349	(6)
H. Andrew DeFerrari
Severance	$-	$376,065	(7)	$-		$-		$376,065	(7)	$376,065	(7)
Stock Options	$-	$-		$-		$-		$377,388	(5)	$377,388	(5)
Stock Awards	$-	$-		$-		$-		$1,197,929	(6)	$1,197,929	(6)
Timothy R. Estes
Severance	$-	$2,252,261	(8)	$2,252,261	(8)	$1,126,130	(3)	$2,836,000	(9)	$2,836,000	(9)
Stock Options	$-	$-		$-		$-		$1,308,023	(5)	$1,308,023	(5)
Stock Awards	$-	$-		$-		$-		$1,593,831	(6)	$1,593,831	(6)
Richard B. Vilsoet
Severance	$-	$355,977	(7)	$-		$-		$355,977	(7)	$355,977	(7)
Stock Options	$-	$-		$-		$-		$377,388	(5)	$377,388	(5)
Stock Awards	$-	$-		$-		$-		$1,067,091	(6)	$1,067,091	(6)

(1)	Amounts for continuation of insurance benefits are not included and would be minimal.

(2)

Determination of severance is based on three times the sum of (i) the annual salary in effect as of July 27, 2013; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 27, 2013.

(3)

Determination of severance is based on one times the sum of (i) the annual base salary in effect as of July 27, 2013; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 27, 2013.

(4)

Determination of severance is based on (a) three times the sum of (i) the annual base salary in effect as of July 27, 2013; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 27, 2013; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) annual incentive pay paid for fiscal 2013.

(5)

Represents the difference between the closing price of a share of the Company’s common stock on July 27, 2013 and the exercise price of all unvested stock options that would vest upon a change of control of the Company.

(6)

Represents the outstanding time and performance based restricted stock units on July 27, 2013 using the closing price of the Company's common stock on July 27, 2013. Performance based restricted stock units are based on the units that will vest at their target performance levels.

(7)	Represents the annual base salary in effect as of July 27, 2013.

(8)

Determination of severance is based on two times the sum of (i) the annual base salary in effect as of July 27, 2013; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 28, 2012.

(9)

Determination of severance is based on (a) two times the sum of (i) the annual base salary in effect as of July 27, 2013; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 27, 2013; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual incentive pay for fiscal 2013.

Employment and Separation Agreements

Steven E. Nielsen — Employment Agreement

Effective as of May 1, 2012, the Company entered into a new employment agreement with Steven E. Nielsen (the “Nielsen Employment Agreement”). Under the terms of the Nielsen Employment Agreement, Mr. Nielsen will continue to serve as President and Chief Executive Officer of the Company.

During the term of the Nielsen Employment Agreement, Mr. Nielsen will receive the following compensation and benefits: (i) an annual base salary of $772,500 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 170% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) eligibility to participate in all employee benefit plans or programs of the Company; and (v) an annual executive physical.

The Nielsen Employment Agreement provides for a term of employment that continues until May 31, 2016. If, during the term of the Nielsen Employment Agreement, there is a “Change in Control” of the Company at any time following May 1, 2014, Mr. Nielsen’s employment under the Nielsen Employment Agreement will be extended for an additional two years.

Termination for Cause or Resignation Without Good Reason.  In the event that Mr. Nielsen resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Nielsen will not be entitled to any severance payments, but will receive his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason.  Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Nielsen resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Nielsen will be entitled to:

•

His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•

A cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•

Continued participation in the Company’s health and welfare plans for a period of three years following Mr. Nielsen’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Nielsen’s employment without Cause or Mr. Nielsen resigns employment with the Company for Good Reason following a Change in Control, Mr. Nielsen will be entitled to:

•

His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•

A cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•

A pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•

Continued participation in the Company’s health and welfare plans for a period of three years following his termination or resignation or a cash payment equal to the value of the benefit.

•

All outstanding equity awards held by Mr. Nielsen at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Nielsen Employment Agreement.  Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Nielsen Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Nielsen’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Nielsen Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants.  Mr. Nielsen is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Nielsen is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement.  The Nielsen Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Nielsen Employment Agreement or Mr. Nielsen’s employment with the Company. The Company has also agreed to reimburse Mr. Nielsen, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Nielsen Employment Agreement.

Limitations on Severance Payment.  If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Nielsen will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Nielsen’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Defined Terms.  The following terms provided in the Nielsen Employment Agreement are used in this description.

“Cause” means a termination of Mr. Nielsen’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as President and Chief Executive Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Nielsen written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Nielsen within 30 days of receipt of notice. If Mr. Nielsen fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Nielsen will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Nielsen for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material change in the duties or responsibilities performed by Mr. Nielsen as Chief Executive Officer of a public company; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without Mr. Nielsen’s consent; or (iv) failure by the Company to obtain agreement by a successor to assume the Nielsen Employment Agreement.  Mr. Nielsen must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Nielsen Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Timothy R. Estes — Employment Agreement

Effective as of October 4, 2012, the Company entered into a new employment agreement with Timothy R. Estes (the “Estes Employment Agreement”). Pursuant to the Estes Employment Agreement, Mr. Estes will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

The Estes Employment Agreement provides for a term of employment that began on October 4, 2012 and continues until October 31, 2017, provided that if there is a “Change in Control” of the Company at any time following October 31, 2015, Mr. Estes’s employment under the Estes Employment Agreement will be extended for an additional two years. Under the terms of the Estes Employment Agreement, Mr. Estes is provided with the following compensation and benefits: (i) an annual base salary of $542,391 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 140% of his base salary; (iii) eligibility to participate in all employee benefit plans or programs of the Company; and (iv) an annual executive physical.

Termination for Cause or Resignation without Good Reason.  In the event that Mr. Estes resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Estes will not be entitled to any severance payments, but will receive his base salary though the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason.  Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Estes resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Estes will be entitled to:

•

His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•

A cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•

Continued participation in the Company’s health and welfare plans for a period of two years following Mr. Estes’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Estes’s employment without Cause or Mr. Estes resigns employment with the Company for Good Reason following a Change in Control, Mr. Estes will be entitled to:

•

His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•

A cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•

A pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•

Continued participation in the Company’s health and welfare plans for a period of two years following his termination or resignation or a cash payment equal to the value of the benefit.

•

All outstanding equity awards held by Mr. Estes at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Non-Renewal of Estes Employment Agreement.  Subject to Mr. Estes’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Estes Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Estes’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Estes Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants.  Mr. Estes is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Estes is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement.  The Estes Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Estes Employment Agreement or Mr. Estes’s employment with the Company. The Company has also agreed to reimburse Mr. Estes, on an after-tax basis, for all reasonable legal fees incurred by him in enforcing the Estes Employment Agreement.

Limitations on Severance Payment.  If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Estes will receive either (i) the full amount of the severance payment or (ii) the greatest amount of the severance payment such that no portion is subject to the excise tax (taking into account Mr. Estes’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Defined Terms.  The following terms provided in the Estes Employment Agreement are used in this description.

“Cause” means a termination of Mr. Estes’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as Executive Vice President and Chief Operating Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Estes written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Estes within 30 days of receipt of notice. If Mr. Estes fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Estes will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Estes for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those set forth in the employment agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Statesville, North Carolina without Mr. Estes’s consent; or (iv) failure by the Company to obtain agreement by a successor to assume the Estes Employment Agreement. Mr. Estes must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Estes Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

H. Andrew DeFerrari — Employment Agreement

The Company entered into an employment agreement with H. Andrew DeFerrari, effective as of July 14, 2004 and amended as of July 14, 2006 and May 28, 2010 (the “DeFerrari Employment Agreement”). Pursuant to the DeFerrari Employment Agreement, Mr. DeFerrari serves as the Chief Financial Officer of the Company. The DeFerrari Employment Agreement provides for an initial term of employment that began on July 14, 2004 and continues until July 14, 2006. The initial term is automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal. Under the terms of the DeFerrari Employment Agreement, Mr. DeFerrari is provided with the following compensation: (i) an annual base salary of $150,000 (subject to increase by the Board of Directors); (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company.

Termination for Cause; Resignation for Any Reason; Death and Disability.  In the event that (i) the Company terminates the executive’s employment for “Cause” (as defined below), (ii) the executive resigns his employment for any reason or (iii) the executive dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause.  In the event the Company terminates the executive’s employment without Cause, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•

12 months of base salary continuation; and

•

12 months of continued medical and life insurance benefits (including benefits to eligible dependents).

Change of Control.  In the event of a Change of Control, the executive’s employment will be extended for an additional two-year period following such Change of Control and will terminate upon the earlier of (i) the second anniversary of the consummation of the Change of Control and (ii) termination of the executive’s employment under the DeFerrari Employment Agreement.  In addition, in the event the Company terminates the executive’s employment without Cause or the executive resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•

12 months of base salary continuation;

•

12 months of continued medical and life insurance benefits (including benefits to eligible dependents); and

•

full vesting of all outstanding equity-based awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans.  In addition, all outstanding performance share, performance share unit and other equivalent awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Defined Terms.  The following terms provided in the DeFerrari Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; or (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company. Additionally, in Mr. DeFerrari’s case, “Cause” also includes (x) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to Company; or (y) any material breach of his employment agreement or his failure or refusal to perform any material duties required by his employment agreement.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur:  (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of May 25, 2010 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events:  (i) a failure by the Company to pay compensation or benefits due and payable to the executive in accordance with the terms of the DeFerrari Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the DeFerrari Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the DeFerrari Employment Agreement in accordance with the applicable provisions of the DeFerrari Employment Agreement.

Richard B. Vilsoet — Employment Agreement

Effective as of May 5, 2005 and amended as of May 28, 2010, the Company entered into an employment agreement with Richard B. Vilsoet (the “Vilsoet Employment Agreement”). Pursuant to the Vilsoet Employment Agreement, Mr. Vilsoet serves as General Counsel of the Company. The Vilsoet Employment Agreement provides for an initial term of employment that began on May 9, 2005 and continues until May 9, 2009. The initial term is automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal. Under the terms of the Vilsoet Employment Agreement, Mr. Vilsoet is provided with the following compensation: (i) an annual base salary of $250,000 (subject to increase by the Board of Directors); (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company.

Termination for Cause; Resignation for Any Reason; Death and Disability.  In the event that (i) the Company terminates the executive’s employment for “Cause” (as defined below), (ii) the executive resigns his employment for any reason or (iii) the executive dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause.  In the event the Company terminates the executive’s employment without Cause upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•

12 months of base salary continuation; and

•

12 months of continued medical and life insurance benefits (including benefits to eligible dependents).

Change of Control.  In the event of a Change of Control, the executive’s employment will be extended for an additional two-year period following such Change of Control and will terminate upon the earlier of:  (i) the second anniversary of the consummation of the Change of Control and (ii) termination of the executive’s employment under the Vilsoet Employment Agreement.  In addition, in the event the Company terminates the executive’s employment without Cause or the executive resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:

•

12 months of base salary continuation;

•

12 months of continued medical and life insurance benefits (including benefits to eligible dependents); and

•

full vesting of all outstanding equity-based awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans.  In addition, all outstanding performance share, performance share unit and other equivalent awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Defined Terms.  The following terms provided in the Vilsoet Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; or (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur:  (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of May 25, 2010 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into, another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into, the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events:  (i) a failure by the Company to pay compensation or benefits due and payable to the executive in accordance with the terms of the Vilsoet Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the Vilsoet Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the Vilsoet Employment Agreement in accordance with the applicable provisions of the Vilsoet Employment Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of July 27, 2013, including the 1998 Incentive Stock Option Plan, the 2001 Directors Stock Option Plan, the 2003 Long-Term Incentive Plan, the 2012 Long-Term Incentive Plan and the 2007 Non-Employee Directors Equity Plan, all of which were approved by the Company’s shareholders. No further options will be granted under the 1998 Incentive Stock Option Plan, the 2001 Directors Stock Option Plan or the 2003 Long-Term Incentive Plan.

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	2,769,132	$18.27	2,033,272
Equity compensation plans not approved by security holders	-	-	-
TOTAL	2,769,132	$18.27	2,033,272

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The Company’s compensation program for non-employee directors is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board of Directors. The program is also intended to further align the interests of the directors with those of the shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The Compensation Committee periodically receives reports on the competitiveness of compensation for non-employee directors from its independent compensation consultant, Compensation Strategies, and is responsible for recommending to the Board of Directors changes in director compensation.  In November 2012, at the request of the Compensation Committee, Compensation Strategies prepared a report regarding non-employee director compensation.  This report evaluated the competitiveness of the Company’s non-employee director compensation program.  Based upon this report, in November 2012, Compensation Strategies prepared a proposal for the Compensation Committee which recommended certain changes to the Company’s non-employee director compensation program.  As a result, several elements of this compensation program were amended in November 2012, and the Company’s non-employee directors currently receive the compensation described below.

Directors’ Fees.  Non-employee directors receive the following retainer fees: (i) an annual retainer fee of $42,500; and (ii) a fee of $15,000 for service as non-management Lead Director, $15,000 for service as Audit Committee chair, $10,000 for service as Compensation Committee chair, $7,500 for service as Corporate Governance Committee chair and $7,500 for service as Finance Committee chair.  These fees are paid in four quarterly installments. In addition, non-employee directors receive $2,250 for each regular or special meeting of the Board of Directors attended in person and $1,000 for each telephonic meeting.  Non-employee directors receive $1,250 for each regular meeting attended in person of the Audit, Compensation, Corporate Governance, Finance and Executive Committees, and $750 for each telephonic meeting.  All directors are reimbursed for reasonable expenses incurred in connection with all meetings.

Non-Employee Directors’ Equity Plan.  The 2007 Non-Employee Directors Equity Plan, adopted in November 2007 and last amended in September 2011, provides for the grant of (i) an annual equity award to each continuing non-employee director as of the date of the Company’s annual general meeting of shareholders and (ii) an equity award upon a new non-employee director’s initial election or appointment to the Board of Directors. The 2007 Non-Employee Directors Equity Plan permits the grant of awards consisting of non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units. In each case, the value, type and terms of such awards are approved by the Board of Directors based on the recommendation of the Compensation Committee.  In November 2012, in connection with the review of the non-employee director compensation program described above, the Compensation Committee determined that each non-employee director’s annual equity award would be $72,500.  At that time, the Compensation Committee also determined that for fiscal 2013, a 60% and 40% allocation between restricted stock units and stock options (based on the grant date values provided to the Compensation Committee by Compensation Strategies) was appropriate for such awards.  This allocation was consistent with the allocation of equity awards granted to non-employee directors for fiscal 2012.  Accordingly, for fiscal 2013, each continuing director was granted 4,534 options to acquire shares of common stock of the Company which vest, subject to continuing service, ratably over four years following the grant date. Additionally, each director received 2,790 restricted stock units which vest, subject to continuing service, ratably over three years following the grant date.  Pursuant to the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units must receive at least 60% of their annual retainer(s) in restricted shares of Company common stock or restricted stock units, at the Company’s discretion. Non-employee directors may elect to receive up to 100% of such retainer(s) in restricted shares of Company common stock or restricted stock units.  The number of shares of restricted stock or restricted stock units to be granted to a non-employee director is determined by (i) dividing (a) the U.S. dollar amount of the director’s annual retainer(s) elected to be received in the form of restricted stock or restricted stock units by (b) the fair market value of a share of the Company’s common stock on the date such fees are payable and (ii) rounding up to the nearest whole share of common stock. Non-employee directors are permitted to defer settlement of their restricted stock units until the earlier of their termination of service on the Board of Directors for any reason and a date specified by such director.  Under the 2007 Non-Employee Directors Equity Plan, 550,000 shares of common stock are authorized for issuance and, as of July 27, 2013, the Company had 196,093 shares available for future awards under the plan.

Director Compensation Table

The following table sets forth the compensation for the non-employee members of the Board of Directors for the fiscal year ended July 27, 2013.

Name(1)	Fees Earned or Paid in Cash(2)(5) ($)	Stock Awards(3)(5) ($)	Option Awards(3)(5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas G. Baxter	$85,118	$49,160	$46,696	$ -	$ -	$ -	$180,973
Charles M. Brennan, III (4)	$84,901	$49,160	$46,696	$ -	$ -	$ -	$180,756
Charles B. Coe	$89,118	$49,160	$46,696	$ -	$ -	$ -	$184,973
Stephen C. Coley	$91,165	$49,160	$46,696	$ -	$ -	$ -	$187,020
Dwight B. Duke	$39,328	$73,277	$46,696	$ -	$ -	$ -	$159,301
Patricia L. Higgins	$80,401	$49,160	$46,696	$ -	$ -	$ -	$176,256

(1)

As a Company employee, Mr. Nielsen is not separately compensated for his service on the Board of Directors. His compensation is included in the Summary Compensation Table on page 34 of this Proxy Statement.

(2)

Under the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 10,000 shares of Company common stock or restricted stock units (“RSUs”) must elect to receive at least 60% of their annual retainer(s) in shares of common stock or RSUs, at the Company’s discretion. Additionally, non-employee directors may elect to receive up to 100% of such retainer(s) in shares of common stock or RSUs, as determined by the Company.  Each RSU entitles the recipient to one share of the Company's common stock upon settlement.  The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of restricted shares for the annual retainer(s) which the director elected to receive in restricted shares during fiscal 2013. For fiscal 2013, the total number of restricted shares and aggregate grant date fair value which were elected by non-employee directors to be paid in shares and therefore included in this column is as follows: Stephen C. Coley, 3,444 shares having an aggregate grant date fair value of $61,914 and Dwight B. Duke, 892 shares having an aggregate grant date fair value of $16,078.

(3)

As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock and option awards granted during fiscal 2013 computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”).  The stock awards exclude the amounts a director elected to receive in restricted shares or RSUs in lieu of their annual cash retainer(s) as described in footnote (2) above. See Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 27, 2013, regarding assumptions underlying valuation of equity awards.  The options vest, subject to continuing service, ratably over four years following the grant date. The stock awards vest, subject to continuing service, ratably over three years following the grant date.  These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options).

(4)	Mr. Brennan has reached the mandatory retirement age for members of the Board of Directors and will retire from the Board of Directors on November 25, 2013.

(5)

The following table shows the grant date fair value of shares of restricted stock, RSUs and stock options granted to directors during fiscal 2013 computed in accordance with FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 27, 2013, regarding assumptions underlying valuation of equity awards.

Name	Grant Date	Grant Date Fair Value of Restricted Stock/Unit Awards	Grant Date Fair Value of Stock Option Awards
Thomas G. Baxter	11/20/2012	$49,160	$46,696
Charles M. Brennan, III	11/20/2012	$49,160	$46,696
Charles B. Coe	11/20/2012	$49,160	$46,696
Stephen C. Coley	7/30/2012	$13,763	$-
	10/29/2012	$13,760	$-
	11/20/2012	$49,160	$46,696
	1/28/2013	$18,136	$-
	4/29/2013	$16,255	$-
Dwight B. Duke	7/30/2012	$8,765	$-
	10/29/2012	$8,752	$-
	11/20/2012	$49,160	$46,696
	1/28/2013	$12,047	$-
	4/29/2013	$10,632	$-
Patricia L. Higgins	11/20/2012	$49,160	$46,696

As of July 27, 2013, each non-employee director had the following aggregate number of outstanding unvested restricted stock units and outstanding unexercised stock options:

Name	Outstanding Unvested Restricted Stock Units	Outstanding Stock Options*
Thomas G. Baxter	5,525	31,242
Charles M. Brennan, III	5,525	49,825
Charles B. Coe	5,525	47,659
Stephen C. Coley	5,525	53,825
Dwight B. Duke	4,347	8,150
Patricia L. Higgins	5,525	35,429

* Includes vested and unvested stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of the Company’s common stock as of October 4, 2013 by each person known to the Company that beneficially owns more than five percent (5%) of the Company’s outstanding common stock, each of the Company’s directors and director nominees, each of the current Named Executive Officers identified in the Summary Compensation Table on page 34 of this Proxy Statement, and all directors, director nominees and executive officers as a group. Shares of the Company’s common stock that an individual or group has a right to acquire within 60 days after October 4, 2013 pursuant to the exercise of options or vesting of restricted stock units are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. Except as otherwise noted, to the Company’s knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.  The percentages are based on the Company’s outstanding shares as of October 4, 2013.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Beneficially Owned

5% Stockholders:

BlackRock, Inc.	2,590,666 (1)	7.70%
40 East 52nd Street, New York, New York 10022

AllianceBernstein L.P	2,254,528 (2)	6.70%
1345 Avenue of the Americas, New York, New York 10104

The Vanguard Group, Inc.	1,954,276 (3)	5.81%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

Dimensional Fund Advisors LP	1,951,041 (4)	5.80%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746

Directors, Director Nominee and Executive Officers:

Thomas G. Baxter	50,565 (5)	*
Charles M. Brennan, III	111,774 (6)	*
Charles B. Coe	77,914 (7)	*
Stephen C. Coley	82,674 (8)	*
Dwight B. Duke	9,142(9)	*
Anders Gustafsson	—	*
Patricia L. Higgins	45,540 (10)	*
Steven E. Nielsen	950,156 (11)	2.82%
Timothy R. Estes	289,358 (12)	*
H. Andrew DeFerrari	113,660 (13)	*
Richard B. Vilsoet	117,982 (14)	*
All directors, director nominees and executive officers as a group (11 persons)	1,848,765 (15)	5.50%

*

Less than 1% of the outstanding common stock.

(1)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2013 by BlackRock, Inc. (“BlackRock”) and its subsidiaries that reports that BlackRock exercises sole voting and dispositive power over all 2,590,666 shares.

(2)

Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2013 by AllianceBernstein L.P (“Alliance”).  The Schedule 13G indicates that Alliance is the beneficial owner of 2,254,528 shares, for which it has sole voting power with respect to 1,866,057 shares, sole dispositive power with respect to 2,151,449 shares, and shared dispositive power with respect to 103,079 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2013 by The Vanguard Group, Inc. (“Vanguard”) in its capacity as investment advisor, Vanguard beneficially owns 1,954,276 shares.  The Schedule 13G/A indicates that (i) Vanguard has sole dispositive power over 1,905,860 shares, and shared dispositive power over 48,416 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of collective trusts has sole voting power over 48,416 shares and (iii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, in its capacity as investment manager of Australian investment offerings has sole voting power over 1,000 shares.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP (“Dimensional”).  The Schedule 13G/A indicates that (i) Dimensional is the beneficial owner of 1,951,041 shares as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts, and (ii) the shares beneficially owned by Dimensional include 1,951,041 shares over which Dimensional exercises sole voting power and 1,951,041 shares over which Dimensional exercises sole dispositive power.

(5)

Includes 24,864 shares of common stock that may be acquired through the exercise of stock options and 2,886 shares of common stock underlying unvested time vesting restricted stock units.

(6)

Includes 43,447 shares of common stock that may be acquired through the exercise of stock options and 2,886 shares of common stock underlying unvested time vesting restricted stock units.

(7)

Includes 41,281 shares of common stock that may be acquired through the exercise of stock options and 2,886 shares of common underlying unvested time vesting restricted stock units.

(8)

Includes 41,447 shares of common stock that may be acquired through the exercise of stock options and 2,886 shares of common stock underlying unvested time vesting restricted stock units.

(9)

Includes 2,941 shares of common stock that may be acquired through the exercise of stock options and 1,708 shares of common stock underlying unvested time vesting restricted stock units.

(10)

Includes 29,051 shares of common stock that may be acquired through the exercise of stock options and 2,886 shares of common stock underlying unvested time vesting restricted stock units.

(11)

Includes 323,181 shares of common stock that may be acquired through the exercise of stock options and 26,975 shares of common stock underlying unvested performance vesting restricted stock units.

(12)

Includes 91,502 shares of common stock that may be acquired through the exercise of stock options and 17,004 shares of common stock underlying unvested performance vesting restricted stock units.

(13)

Includes 83,750 shares of common stock that may be acquired through the exercise of stock options.

(14)

Includes 88,750 shares of common stock that may be acquired through the exercise of stock options.

(15)

Includes 770,214 shares of common stock that may be acquired through the exercise of stock options and 60,117 shares of common stock underlying unvested time vesting and performance vesting restricted stock units for all directors, the director nominee and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and procedures for the review of all transactions in which the Company is a participant and any director or nominee, executive officer or security holder of more than five percent of our common stock (or, in the case of the foregoing persons, their immediate family members) has a direct or indirect financial interest (each a “related person transaction”).

A member of the Board of Directors or any of our executive officers proposing to enter into such transaction must report the proposed related person transaction to the Company’s General Counsel or Vice President of Internal Audit. The policy calls for the proposed related person transaction to be reviewed, and if deemed appropriate, approved by the Audit Committee. Generally, the Audit Committee will approve the transaction if the Audit Committee determines the transaction is beneficial to the Company and contains the same or reasonably comparable terms as would be obtained in an arm’s-length transaction with an unrelated third party.

Neither the Company nor any of its subsidiaries has engaged in any related party transaction since the beginning of the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Our officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on our review of reports filed with the SEC by our directors, officers and persons required to file such reports, or written representations from those directors, officers or persons required to file such reports, the Company believes that all such Section 16(a) filing requirements were satisfied during fiscal year 2013.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Company’s Board of Directors consists of five directors, all of whom meet the independence standards of the NYSE and the applicable rules of the U.S. Securities and Exchange Commission. The Committee operates in accordance with a written charter adopted by the Board of Directors. The Committee reviews the charter on an ongoing basis and a copy, which has been approved by the Board of Directors, is available on the Company’s website at www.dycomind.com.

The Committee’s primary responsibility is to assist the Board of Directors in fulfilling its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, internal controls and financial reporting, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications, independence and performance and (d) the performance of the Company’s internal audit and control functions.

Management has the primary responsibility for preparing the Company’s consolidated financial statements and the overall financial reporting process, including maintaining the Company’s system of internal accounting controls. The Company’s independent auditors, Deloitte & Touche LLP (“Deloitte”), have the responsibility for auditing the Company’s financial statements and issuing opinions as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, and the effectiveness of the Company’s internal control over financial reporting. The Committee monitors and oversees this process.

The Committee reviewed the Company’s audited consolidated financial statements and the results of the audits relating to the Company’s internal control over financial reporting for the 2013 fiscal year, and discussed those matters with management and Deloitte. During the 2013 fiscal year, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and Deloitte prior to public release. In addition, the Committee regularly discussed with management, the internal auditors and Deloitte the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the quality of the Company’s financial reporting. The Committee regularly meets separately with management, the Company’s internal auditors and Deloitte. The Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and the identification of audit risks. The Committee also discussed with the independent auditors all matters required by Public Company Accounting Oversight Board (United States) AU Section No. 380, as currently in effect.

As part of the Committee’s oversight responsibilities of the audit process, the Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte any relationships that may impact their objectivity and independence from the Company and from management of the Company.

Based on the aforementioned reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 27, 2013 for filing with the United States Securities and Exchange Commission. The Committee also approved the appointment of Deloitte as the Company’s independent auditors for the 2014 fiscal year.

Audit Committee

Charles M. Brennan, III, Chair

Charles B. Coe

Stephen C. Coley

Dwight B. Duke

Patricia L. Higgins

PROPOSAL 2

REAPPROVAL OF THE PERFORMANCE GOALS FOR

THE DYCOM INDUSTRIES, INC.

2009 ANNUAL INCENTIVE PLAN

Introduction

The Company adopted the Dycom Industries, Inc. 2009 Annual Incentive Plan (the “Annual Plan”), effective as of November 25, 2008, after approval by the shareholders at the Company’s 2008 annual meeting. At its October 2, 2013 meeting, the Board of Directors unanimously reapproved the material terms of the existing performance goals and approved the material terms of additional performance goals adopted under the Annual Plan, subject to the approval by the Company’s shareholders at the Annual Meeting.  A summary of the Annual Plan is included below. The complete text of the Annual Plan is set forth in Appendix A to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to its chief executive officer and each of its other three most highly-compensated executive officers (excluding the Chief Financial Officer).  There is, however, an exemption to this limit for certain “qualified performance-based compensation.”  Awards made pursuant to the Annual Plan that constitute qualified performance-based compensation are not subject to the deductibility limitation of Section 162(m) of the Code and the relevant income tax regulations.  In order to continue to qualify for this exemption however, among other things, shareholders, every five years, must approve the material terms of the performance goals of the Annual Plan and the material terms of new performance goals added to the Annual Plan.  If the existing performance goals and the additional performance goals are not approved by shareholders, the Annual Plan will continue in effect; however, in accordance with Section 162(m) of the Code, the Company’s ability to deduct performance-based compensation under the Annual Plan will be limited to $1,000,000.  Generally, the Company designs awards pursuant to the Annual Plan to be eligible for deductibility to the extent permitted by Section 162(m) of the Code and the relevant income tax regulations.  The Company may from time to time, however, pay compensation that may not be deductible if the Compensation Committee believes that doing so is in the best interests of the Company and the Company’s shareholders.

Performance Goals.  In addition to the performance goals previously approved by shareholders, the Board of Directors desires to amend the Annual Plan to include the following additional performance goals:  Capital expenditures; Debt-free working capital; and Debt level.  To the extent that awards granted under the Annual Plan are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, and therefore to be deductible by the Company, the financial performance measures that may be used are as follows:

Financial Performance Measures

Assets	Net income
Basic or diluted earnings per share	Net income before asset impairment charges and certain other expenses
Basic or diluted earnings per share before asset impairment charges and certain other expenses	Net revenue
Basic or diluted earnings per share growth	Operating cash flow
Basic or diluted earnings per share growth before asset impairment charges and certain other expenses	Operating income
Capital expenditures	Operating income growth
Cash flow	Operating margin
Cash flow return on investment	Operating income before asset impairment charges and certain other expenses
Cash value added	Operating revenue
Contract backlog	Pre-tax income before asset impairment charges and certain other expenses

Contract revenues	Pre-tax income
Days sales outstanding (accounts receivable)	Pre-tax operating income
Days sales outstanding (accounts receivable and work in progress)	Return on assets
Debt-free working capital	Return on equity
Debt level	Return on invested capital
Earnings before interest and taxes	Return on investment
Earnings before interest, taxes, depreciation and amortization	Return on net assets
Earnings before interest and taxes, asset impairment charges and certain other expenses	Return on tangible net assets
Earnings before interest, taxes, depreciation and amortization, asset impairment charges and certain other expenses	Return on tangible net worth
Economic value added	Revenue growth
Effective tax rate	Share price
Expense management	Tangible net assets
Free cash flow	Tangible net worth
Gross margin	Total shareholder return
Market capitalization

Non-Financial Performance Measures

Customer satisfaction	Objective individual performance goals
Development and execution of strategic initiatives	Safety performance

Summary of the Dycom Industries, Inc. 2009 Annual Incentive Plan

Purpose.  The purposes of the Annual Plan are to provide competitive total cash compensation opportunities based on corporate and individual performance; reinforce the communication of the Company’s mission, objectives and goals; and enhance the Company’s ability to attract, retain, motivate and reward the highest caliber employees.

Administration.  The Annual Plan will be administered by the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Annual Plan (the “Compensation Committee”), which shall be comprised of at least two members of the Board of Directors who shall be ineligible to participate in the Annual Plan. Each member of the Compensation Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to interpret the Annual Plan and maintain administrative guidelines and procedures relating to the Annual Plan. The determinations of the Compensation Committee are final, binding and conclusive upon all persons.

Eligibility and Participation.  Each employee who is recommended by the Chief Executive Officer to participate in the Annual Plan and is approved by the Compensation Committee, or is included in the Annual Plan by the Compensation Committee, is eligible to participate in the Annual Plan for the fiscal year.  Currently, it is anticipated that only the Chief Executive Officer and the Chief Operating Officer will participate in the Annual Plan for fiscal year 2014. To meet the requirements of Section 162(m), certain more restrictive provisions of the Annual Plan apply only to “executive officers.” For purposes of the Annual Plan, “executive officers” shall be those employees designated by the Compensation Committee from year to year for purposes of qualifying payouts under the Annual Plan for exemption from Section 162(m) of the Code.

Establishing Performance Goals.  To the extent that awards granted under the Annual Plan are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, prior to the start of each fiscal year or as soon as practicable thereafter, the Compensation Committee will establish performance goals that may be based on a combination of the consolidated Company, business unit, division, and individual financial and non-financial performance measures described above.

Final awards will be based upon the level of achievement of the performance goals, the participant’s job classification and the predetermined award payout levels.  Except with respect to executive officers, the Compensation Committee has the discretion to adjust performance goals and payout levels during a fiscal year. With respect to executive officers, the Compensation Committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Annual Plan. The maximum amount payable under the Annual Plan to a participant for any fiscal year will be $2,500,000.

Payments.  As soon as practicable after the end of the fiscal year, the Compensation Committee will certify in writing the extent to which the performance goals have been achieved and whether any other relevant terms of the awards have been satisfied. Awards will be paid in cash no later than two and a half months following the end of the fiscal year to which the award relates.

Termination of Employment.  Unless otherwise expressly provided in an agreement between the Company and a participant, in the event of (i) a participant’s death, disability or retirement, the final award of such participant will be reduced to reflect the number of days that the participant was employed by the Company during the plan year; or (ii) any other kind of termination of service, the participant’s award for the fiscal year of termination will be forfeited; provided, however, that the Compensation Committee has the discretion to pay an award for the portion of the year that the participant was employed by the Company.

Term of the Annual Plan.  The Annual Plan shall remain in effect until August 1, 2019, unless terminated earlier by the Compensation Committee.

Amendment.  The Compensation Committee may, at any time, amend any or all of the provisions of the Annual Plan or suspend or terminate it entirely. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant’s consent.

New Annual Plan Benefits.  As discussed above, awards under the Annual Plan will be based upon performance goal measures established with respect to fiscal year 2014 and to be established with respect to future fiscal years. It is not presently possible to determine the benefits or the amounts that will be granted to participants under the Annual Plan in the future.

Recommendation of the Board of Directors

The Board of Directors has unanimously reapproved the performance goals for the Dycom Industries, Inc. 2009 Annual Incentive Plan and recommends that Shareholders vote “FOR” the reapproval of the performance goals for the Dycom Industries, Inc. 2009 Annual Incentive Plan.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT AUDITOR

General

Deloitte & Touche LLP has been appointed by the Audit Committee of the Board of Directors to serve as the Company’s independent auditor for fiscal 2014.  Shareholder ratification of this appointment is not required by the Company’s By-laws or otherwise; however, the Board of Directors considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another registered independent public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting for the purposes of responding to shareholders’ questions and making statements that they consider appropriate.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014.

Principal Accounting Firm Fees

Aggregate fees billed for the fiscal years ended July 27, 2013 and July 28, 2012 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

	2013	2012

Audit Fees (a)	$4,108,500	$2,275,900
Audit-Related Fees (b)	25,000	44,940
Tax Fees (c)	4,000	101,319
All Other Fees (d)	—	—
Total	$4,137,500	$2,422,159

(a)

Audit Fees for each of fiscal 2013 and 2012 consist of fees and expenses for professional services in connection with the audit of the annual financial statements, reviews of our quarterly reports filed on Form 10-Q and reviews of registration statements and other periodic filings with the SEC. Amounts also include fees for the audit of the Company’s internal control over financial reporting, as promulgated by Section 404 of the Sarbanes-Oxley Act.

(b)

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)

Tax Fees include fees for tax research and tax advice.

(d)

All Other Fees are fees for any services not included in the first three categories.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Company’s independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates and pre-approves the nature, scope and fees associated with the annual audit of the Company’s financial statements and other audit related services. The Audit Committee pre-approves all other audit and permissible non-audit services provided by the Company’s independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other permissible services.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, the Company is required to provide shareholders with a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The Company’s executive compensation program has been designed to attract, motivate and retain high quality executives; align the financial interests of those executives with the financial interests of the Company’s shareholders; and reward executive actions that support the Company’s business goals and enhance long-term shareholder returns.  As a result, the program links the compensation of Named Executive Officers, including the Chief Executive Officer, with the Company’s performance by placing a substantial amount of total executive compensation, including compensation of the Chief Executive Officer, “at risk” based on the performance of the Company and the executive.

The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to its pay-for-performance philosophy while appropriately managing risk and aligning the executive compensation program with the financial interests of shareholders.  The principal practices include (i) stock ownership guidelines that require the Chief Executive Officer and the non-employee directors to own specified amounts of Company common stock; (ii) shareholding requirements for the Named Executive Officers (other than the Chief Executive Officer) with respect to time vesting restricted stock unit awards granted under the Company’s equity incentive plans; (iii) risk mitigation through caps on maximum annual cash incentive awards that may be paid to the Named Executive Officers; and (iv) providing a significant portion of the compensation of the Named Executive Officers in the form of long-term incentive opportunities, with a cap on the maximum number of performance vesting restricted stock units that may be paid out. The Compensation Committee regularly reviews the Company’s executive compensation program to ensure alignment with its business strategy and compensation philosophy.

Shareholders are urged to read the section entitled Compensation Discussion and Analysis (“CD&A”) beginning on page 14 of this Proxy Statement, as well as the 2013 Summary Compensation Table and related compensation tables and narrative, appearing on pages 34 through 39 of this Proxy Statement, which provide detailed information on the Company’s compensation policies and practices and the compensation of the Named Executive Officers.

For the reasons highlighted above, and more fully discussed in the CD&A, the Board of Directors unanimously recommends a vote for the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement.”

Shareholders may vote “for” or “against” this proposal, or may abstain from voting. Although the vote on this Proposal 4 is advisory and non-binding, the Compensation Committee and the Board of Directors will review the voting results on the proposal and will consider shareholder views in connection with the Company’s executive compensation program.

Recommendation of the Board of Directors

The Board of Directors recommends that Shareholders vote “FOR” the resolution approving, on a non-binding advisory basis, the Named Executive Officer compensation.

ADDITIONAL INFORMATION

Proposals For Fiscal Year 2014 Annual Meeting of Shareholders

Submission of Proposals for Inclusion in 2014 Proxy Materials.  Proposals that shareholders intend to present at the 2014 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before June 18, 2014 to be considered for inclusion in the Company’s proxy materials for that meeting.  If the date of our 2014 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2013 Annual Meeting of Shareholders, such proposals must be received a reasonable time before the Company sends out proxy material for its 2014 Annual Meeting of Shareholders.

Advance Notice Provisions under By-laws.  Shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s By-laws. In general, written notice must be received by the Secretary of the Company not less than ninety (90) days or more than one hundred twenty (120) days before the anniversary date of the immediately preceding annual meeting of shareholders. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in our books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s By-laws to ensure that the specific requirements of such notice are met. A copy of the Company’s By-laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408.

All shareholder proposals should be sent to the Company’s executive offices at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention: Secretary.

Expenses of Solicitation

The Company will bear the cost of this solicitation of proxies, including the preparation, printing and mailing of proxy materials. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission.  In addition, the Company may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and regular employees of the Company.  The Company will not pay additional compensation to these individuals for any such services.

The Company has engaged Innisfree M&A Incorporated as the proxy solicitor for the Annual Meeting for an approximate fee of $15,000 plus out-of-pocket costs. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.

Other Matters

We know of no other matters that will be brought before the Annual Meeting other than the matters referred to in this Proxy Statement.  If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.

Notice of Internet Availability of Proxy Materials

Dycom Industries, Inc.’s 2013 Proxy Statement and its 2013 Annual Report to Shareholders are available at the Company’s website, www.dycomind.com. Please note that the other information contained in or connected to our website is not intended to be part of this Proxy Statement.

By Order of the Board of Directors,

Richard B. Vilsoet

Vice President, General Counsel and Secretary

October 17, 2013

APPENDIX A

DYCOM INDUSTRIES, INC.

2009 ANNUAL INCENTIVE PLAN

SECTION 1.  ESTABLISHMENT AND PURPOSE

1.1  Establishment of the Plan.  Dycom Industries Inc., a Florida corporation, hereby establishes an annual incentive compensation plan to be known as the Dycom Industries Inc. 2009 Annual Incentive Plan.  The Plan permits the awarding of annual cash bonuses to Employees of the Company, based on the achievement of performance goals that are pre-established by the Board of Directors.

Upon approval by the Board of Directors, subject to approval by the shareholders of the Company at the 2008 annual general meeting of shareholders, the Plan shall become effective as of August 1, 2009 and continue until August 1, 2019, unless terminated earlier as set forth in Section 10.

1.2  Purpose.  The purposes of the Plan are to (i) provide competitive total cash compensation opportunities based on corporate and individual performance, (ii) reinforce the communication of the Company's mission, objectives and goals, and (iii) enhance the Company's ability to attract, retain, motivate and reward the highest caliber employees.

The purposes of the Plan shall be carried out by the payment to Participants of annual incentive cash awards, subject to the terms and conditions of the Plan.  The Plan also is intended to secure the full deductibility of incentive awards payable to the Executive Officers.  All compensation payable under this Plan to Executive Officers is intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and is intended to be deductible by the Company under Code Section 162(m).

SECTION 2.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided in an agreement between the Company and any Participant).

"Award Opportunity" means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1.

"Base Salary" shall mean the regular base salary earned by a Participant during the Plan Year prior to any salary reduction contributions made to any deferred compensation plans sponsored or maintained by the Company; provided, however, that Base Salary shall not include awards under this Plan, any bonuses, the Company matching contribution under any plan providing such, overtime, relocation allowances, severance payments or any other special awards as determined by the Committee.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

"Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.  The Committee shall consist of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, each of whom shall be qualified as an "outside director" (or shall satisfy any successor standard thereto) for purposes of Code Section 162(m), as amended from time to time; provided, however, that an inadvertent failure of any member of the Committee to be so qualified shall not invalidate any action or determination made by the Committee.

"Company" means Dycom Industries Inc., a Florida corporation (including any and all subsidiaries), or any successor to all or substantially all of the Company’s business.

"Disability" means a medically determinable physical or mental disability or impairment rendering a Participant unable to perform his employment duties for an aggregate of 180 working days during any 12-month period.  All questions arising under this Plan with respect to a Participant’s disability or incapacity shall be determined by a reputable physician mutually selected by the Company and such Participant at the time such question arises.  If the Company and the Participant cannot agree upon the selection of a physician within a period of seven days after such question arises, then the chief of staff of Good Samaritan Hospital, West Palm Beach, Florida shall be asked to select a physician to make such determination.  The determination of the physician selected shall be conclusively binding upon all interested parties.

"Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

"Employee" means an employee of the Company who is recommended by the Chief Executive Officer of the Company, and is approved by the Committee for participation in the Plan, or is designated by the Committee as eligible to participate in the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Executive Officers" shall mean a covered employee as set forth in Code Section 162(m) or any other executive officer designated by the Committee for purposes of exempting distributions under the Plan from Code Section 162(m)(3).

"Final Award" means the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of such Plan Year.

"Financial" shall mean the corporate financial performance of the Company and its subsidiaries.

"Non-Financial" shall mean the non-financial performance of the Company and its subsidiaries.

"Participant" means an Employee who is designated by the Committee as a participant in the Plan pursuant to Section 4.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

"Plan" means the Dycom Industries Inc. 2009 Annual Incentive Plan, as amended or restated from time to time.

"Plan Year" means the Company's fiscal year.

"Retirement" means a Participant’s termination of employment pursuant to the Company’s retirement policy.

"Target Incentive Award" means the award to be paid to a Participant when performance measures are achieved, as established by the Committee.

SECTION 3.  ADMINISTRATION

The Plan shall be administered by the Committee.  Except with respect to the matters that under Code Section 162(m) and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company.  Each member of the Committee, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any action or determination or anything done or omitted to be done in good faith by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

Subject to the limitations set forth in the Plan, the Committee shall have full power and authority to: (i) select from the Employees of the Company, those who shall participate in the Plan, (ii) grant Award Opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other procedures, rules and regulations relating to the Plan, (v) make any and all factual and legal determinations in connection with the administration and interpretation of the Plan, including employing legal counsel, independent auditors and consultants as it deems desirable and to rely upon any opinion or computation received therefrom, (vi) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award Opportunity granted hereunder, and (vii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee's determinations on matters within its authority shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all parties.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

4.1  Eligibility.  Each Employee (as defined in Section 2 herein) who is recommended by the Chief Executive Officer of the Company to participate in the Plan, and who is approved by the Committee, or is included in the Plan by the Committee, shall be eligible to participate in the Plan for such Plan Year, subject to the limitations of Section 7 herein.

4.2  Participation.  Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in the Plan.  Employees who are eligible to participate in the Plan shall be notified of the performance goals and related Award Opportunities for the relevant Plan Year, as soon as practicable.

4.3  Partial Plan Year Participation.  Except as provided in Section 9, in the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee, provided that the Employee has participated in the Plan for at least three months.

4.4  No Right to Participate.  No Participant or other Employee shall at any time have a right to participate in the Plan for any Plan Year, despite having participated in the Plan during a prior Plan Year.

SECTION 5.  AWARD DETERMINATION

5.1  Performance Goals.  Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall approve or establish in writing the performance goals for that Plan Year.  For any performance period that is less than twelve months, the performance goals shall be established before 25% of the relevant performance period has elapsed.

Except as provided in Section 9, the performance goals may include, without limitation, any combination of Financial, Non-Financial and individual performance goals.  Performance measures and their relative weight may vary by job classification.  After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the amount of the Final Award.  Except as provided in Section 9, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

The Committee also may establish one or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Plan Year.

The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

5.2  Award Opportunities.  Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish an Award Opportunity for each Participant.  Such Award Opportunity shall vary in relation to the job classification of each Participant.  Except as provided in Section 9, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3  Adjustment of Performance Goals.  Except as provided in Section 9, the Committee shall adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them.  In addition, performance goals and Award Opportunities will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals or Award Opportunities are established.  Further, in the event of a Plan Year of less than twelve (12) months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion.

5.4  Final Award Determinations.  At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee.  Except as provided in Section 9, each individual award shall be based upon (i) the Participant's Target Incentive Award percentage, multiplied by his Base Salary, (ii) the satisfaction of Financial and Non-Financial performance, and (iii) the satisfaction of individual performance (if applicable).  Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established Financial, Non-Financial, and individual performance goals.

5.5

Limitations.  The amount payable to a Participant for any Plan Year shall not exceed $2,500,000.

SECTION 6.  PAYMENT OF FINAL AWARDS

6.1  Form and Timing of Payment.  As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall calculate the amount of each Participant's incentive award for the relevant period.  Final Award payments shall be paid to the Participant, or to his estate in the case of death, in a single cash payment, on a date that is no later than two and one-half months following the end of the Plan Year to which the Final Award relates.

6.2  Payment of Partial Awards.  In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay an award for the portion of the Plan Year that an Employee was a Participant.

6.3  Unsecured Interest.  No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company.  To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7.  TERMINATION OF EMPLOYMENT

7.1  Termination of Employment Due to Death, Disability or Retirement.  Unless otherwise expressly provided in an agreement between the Company and any Participant, in the event a Participant's employment is terminated by reason of death, Disability or Retirement, the Final Award, determined in accordance with Section 5.4 herein, shall be prorated to take into account the number of days that the Participant was employed by the Company during the Plan Year.  The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination.  In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Committee determines in its sole discretion that the requirements of Disability have been satisfied.

The Final Award thus determined shall be paid as soon as practicable following the end of the Plan Year in which such termination occurs, but in no event later than two and one-half months following the end of the Plan Year to which the Final Award relates.

7.2  Termination of Employment for Other Reasons.  Unless otherwise expressly provided in an agreement between the Company and any Participant, in the event a Participant's employment is terminated for any reason other than death, Disability or Retirement (as determined by the Committee in its sole discretion), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited.

SECTION 8.  RIGHTS OF PARTICIPANTS

8.1  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2  Nontransferability.  No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9.  EXECUTIVE OFFICERS

9.1  Applicability.  The provisions of this Section 9 shall apply only to Executive Officers designated by the Committee.  In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control.

9.2  Award Determination.  Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year or 25% of the relevant performance period for any performance period less than twelve months), the Committee shall establish the Target Incentive Award percentage for each Executive Officer and performance goals for that Plan Year.  Performance goals to be used shall be chosen from among any combination of the Financial and Non-Financial performance goals set forth in Schedule A and such individual performance goals as established by the Committee.  The Committee may select one or more of the performance goals specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year.

At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied.  Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary, and (ii) Financial, Non-Financial and individual performance (if applicable).

Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Financial, Non-Financial and individual performance goals.

9.3  Non-adjustment of Performance Goals.  Once established, performance goals shall not be changed during the Plan Year.  Participants shall not receive any payout when the Company does not achieve at least minimum performance goals.

9.4 Discretionary Adjustments.  The Committee retains the discretion to eliminate or decrease the amount of the Final Award, and may not increase such amount, otherwise payable to a Participant.

9.5  Possible Modification.  If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Section 2, 4.3, 5.1, 5.2, 5.3 or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 9, then the Committee shall apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 9.

SECTION 10.  AMENDMENT AND MODIFICATION

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder to which he or she has already earned and is otherwise entitled.

SECTION 11.  MISCELLANEOUS

11.1  Governing Law.  The Plan, and all actions taken thereunder, shall be subject to, and construed in accordance with, the laws of the State of Florida.

11.2  Withholding Taxes.  The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local income and employment taxes required by law to be withheld with respect to such payments.

11.3 Code Section 409A.  The Plan is intended to be exempt from the requirements of Code Section 409A and the regulations and guidance promulgated thereunder. Notwithstanding any other provision of this Plan to the contrary, to the extent that any provision of this Plan contravenes any regulations or guidance promulgated under Code Section 409A or could cause any person to be subject to taxes, interest or penalties under Code Section 409A, the Committee may, without notice or consent to any Participant, modify such provision, to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirements of Code Section 409A.  Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision.

11.4  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

11.5  Severability.  In the event any provision of the Plan shall be held illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall continue in full force and effect without regard to such provision and shall be applied as though such provision were not included in the Plan.  In addition, if any provision of this Plan would cause awards to an Executive Officer not to constitute “qualified performance-based compensation” under Code Section 162(m), that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.  Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

11.6  Costs of the Plan.  All costs of implementing and administering the Plan shall be borne by the Company.

11.7  Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SCHEDULE A

Financial Performance Measures

•

Assets

•

Basic or diluted earnings per share

•

Basic or diluted earnings per share before asset impairment charges and certain other expenses

•

Basic or diluted earnings per share growth

•

Basic or diluted earnings per share growth before asset impairment charges and certain other expenses

•

Capital expenditures

•

Cash flow

•

Cash flow return on investment

•

Cash value added

•

Contract backlog

•

Contract revenues

•

Days sales outstanding (accounts receivable)

•

Days sales outstanding (accounts receivable and work in progress)

•

Debt-free working capital

•

Debt level

•

Earnings before interest and taxes

•

Earnings before interest and taxes, asset impairment  charges and certain other expenses

•

Earnings before interest, taxes, depreciation, and amortization

•

Earnings before interest, taxes, depreciation, and amortization, asset impairment charges and    certain other expenses

•

Economic value added

•

Effective tax rate

•

Expense management

•

Free cash flow

•

Gross margin

•

Market capitalization

•

Net income

•

Net income before asset impairment charges and certain other expenses

•

Net revenue

•

Operating cash flow

•

Operating income

•

Operating income before asset impairment charges  and certain other expenses

•

Operating income growth

•

Operating margin

•

Operating revenue

•

Pre-tax income

•

Pre-tax income before asset impairment charges and certain other expenses

•

Pre-tax operating income

•

Return on assets

•

Return on equity

•

Return on invested capital

•

Return on investment

•

Return on net assets

•

Return on tangible net assets

•

Return on tangible net worth

•

Revenue growth

•

Share price

•

Tangible net assets

•

Tangible net worth

•

Total shareholder return

Non-Financial Performance Measures

•

Customer satisfaction

•

Development and execution of strategic initiatives

•

Objective individual performance goals

•

Safety performance

APPENDIX B

Supplemental Information about Fiscal 2013 Overview

The Company uses information in the section entitled “Compensation Discussion and Analysis—Executive Summary—Fiscal 2013 Overview” in this Proxy Statement that is derived from its consolidated financial statements, but that is not presented in accordance with generally accepted accounting principles (“GAAP”). Certain of this information is considered Non-GAAP financial measures under the U.S. Securities and Exchange Commission rules. The Non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

GAAP to Non-GAAP Reconciliations (Unaudited)

The below table presents the reconciliation of contract revenues adjusted for revenue from subsidiaries acquired in fiscal 2013 and storm restoration service revenues generated during the current and prior year periods.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in fiscal 2013	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Twelve Months Ended July 27, 2013	$1,608,612	$(337,923)	$(16,721)	$1,253,968	33.9%	4.9%

Twelve Months Ended July 28, 2012	$1,201,119	$-	$(5,985)	$1,195,134

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the twelve months ended July 27, 2013 and July 28, 2012 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Twelve Months Ended July 27, 2013	Twelve Months Ended July 28, 2012
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$35,188	$39,378
Interest expense, net	23,334	16,717
Provision for income taxes	23,011	25,183
Depreciation and amortization expense	85,481	62,693
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	167,014	143,971
Gain on sale of fixed assets	(4,683)	(15,430)
Stock-based compensation expense	9,902	6,952
Charge for a wage and hour class action litigation settlement	495	-
Acquisition related costs	6,763	-
Write-off of deferred financing costs	321	-
Adjusted EBITDA (Non-GAAP)	$179,812	$135,493

B-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by internet or by phone, you do not need to mail back your proxy card.

11770 U.S. HIGHWAY 1, SUITE 101 PALM BEACH GARDENS, FL 33408

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M63587-P43525	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DYCOM INDUSTRIES, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote “FOR” the nominees listed in Proposal 1:			O	O	O
1.	Election of Directors
Nominees:
	01)	Thomas G. Baxter
	02)	Anders Gustafsson

The Board of Directors recommends that you vote "FOR" Proposals 2, 3 and 4:							For	Against	Abstain

2.	To reapprove the performance goals for the Company’s 2009 Annual Incentive Plan.						O	O	O

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for fiscal 2014.						O	O	O

4.	To approve, by non-binding advisory vote, the compensation of the Company's named executive officers.						O	O	O

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s).IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES  LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS  2, 3 AND 4. If other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				O

Please indicate if you plan to attend this meeting			O	O
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Dycom Industries, Inc.

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, FL 33408

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M63588-P43525

DYCOM INDUSTRIES, INC. Proxy for the 2013 Annual Meeting of Shareholders - November 26, 2013 This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven E. Nielsen and H. Andrew DeFerrari, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling), to vote all shares of common stock held of record by the undersigned on October 4, 2013, at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company scheduled to be held on November 26, 2013, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE  SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR IF CUMULATIVE VOTING IS REQUIRED, THE PERSON NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side